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                                                              Exhibit 99.2(d)(1)

                         BOULDER TOTAL RETURN FUND, INC.
            Articles Supplementary Creating and Fixing the Rights of
                     Taxable Auction Market Preferred Stock

      BOULDER TOTAL RETURN FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV of its Articles of Incorporation (which, as hereafter restated or amended from time to time are, together with these Articles Supplementary, herein called the "Articles"), the Board of Directors has classified 1,000 shares of Preferred Stock, par value $.01 per share, as shares of a series designated: Taxable Auction Market Preferred Stock ("AMPS"), liquidation preference $100,000 per share plus an amount equal to dividends on each share (whether or not earned or declared) accumulated and unpaid thereon.

      SECOND: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of such series of preferred stock are as follows:

                                     Part I

      1. Number of Shares; Ranking.

      (a) The number of authorized shares constituting the AMPS is 1,000. No fractional shares of AMPS shall be issued.

      (b) Any shares of AMPS which at any time have been redeemed, purchased or otherwise acquired by the Corporation shall, after such redemption, purchase or acquisition, have the status of authorized but unissued shares of AMPS.

      (c) The shares of AMPS shall rank on a parity with shares of any other series of Preferred Stock as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation.

      (d) The Corporation shall not reissue any shares of AMPS acquired by it unless (i) on the Business Day on which such shares are reissued the Eligible Asset Coverage is met giving effect to such reissuance and (ii) the Board of Directors receives written confirmation from Moody's and S&P that such reissuance would not impair the rating then assigned by Moody's and S&P to the shares of AMPS.

      2. Dividends.

      (a) The Holders of shares of AMPS shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth in paragraph (c) of this Section 2, and


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no more (except to the extent set forth in subparagraph (c)(i) of this Section
2) payable on the respective dates (each a "Dividend Payment Date") determined as set forth in paragraph (b) of this Section 2. Dividends on shares of AMPS shall accumulate at the Applicable Rate per annum from the Date of Original Issue thereof, which is August 15, 2000.

      (b) (i) Dividends shall be payable, subject to subparagraph (b)(ii)(A) of this Section 2, on shares of AMPS, on Wednesday, September 13, 2000, and on each succeeding fourth Wednesday following such date, provided that if the Corporation, subject to the conditions set forth in Section 4 of this Part I, designates any Subsequent Rate Period as a Special Rate Period that consists of:

            (A) 56 Rate Period Days, dividends shall be payable, subject to subparagraph (b)(ii)(A) of this Section 2, on shares of AMPS on the eighth Wednesday after the first day of such Special Rate Period;

            (B) 91 Rate Period Days, dividends shall be payable, subject to subparagraph (b)(ii)(A) of this Section 2, on shares of AMPS on the thirteenth Wednesday after the first day of such Special Rate Period;

            (C) 182 Rate Period Days, dividends shall be payable, subject to subparagraph (b)(ii)(A) of this Section 2, on shares of AMPS on each of the thirteenth and twenty-sixth Wednesday after the first day of such Special Rate Period;

            (D) 365 or more Rate Period Days, dividends shall be payable, subject to subparagraph (b)(ii)(B) of this Section 2, on shares of AMPS, on the first day of the fourth month after the first day of such Special Rate Period and on the first day of each succeeding third month thereafter; provided, however, that if dividends for the last Dividend Period in any Special Rate Period would be payable as determined in this subparagraph (b)(i)(C) on a day that is not a Wednesday, then dividends for such last Dividend Period shall be payable instead on the first Wednesday preceding such day. After any Special Rate Period, dividends on such shares of AMPS shall be payable, subject to subparagraph (b)(ii)(A) of this Section 2, on each succeeding fourth Wednesday, subject in each case to the option of the Corporation to further designate from time to time any Subsequent Rate Period thereof as a Special Rate Period.

      (ii) (A) In the case of dividends that would be payable on a Wednesday, as determined by subparagraph (b)(i) of this Section 2, including clause (A), (B) or (C) of the proviso thereto, if:

                     (1) (x) the Securities Depository shall make available to its participants and members, in next-day funds in The City of New York, New York, on Dividend Payment Dates, the amount then due as dividends or shall make available to its participants and members, in funds immediately available in The City of New York, New York, on Dividend Payment Dates, such amount but shall not have so advised the Auction Agent of such availability, and (y) (I) such Wednesday is not a Business Day or (II) the day following such Wednesday is not a Business Day, then such dividends shall be payable on the first Business Day that falls prior to such Wednesday and is immediately followed by a Business Day; or


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                  (2) (x) the Securities Depository shall make available to its participants and members, in funds immediately available in The City of New York, New York, on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates and shall have advised the Auction Agent of such availability, and (y) such Wednesday is not a Business Day, then such dividends shall be payable on the first Business Day that falls after such Wednesday.

            (B) In the case of dividends that would be payable on the first day of a month, as determined by clause (D) of the proviso to subparagraph (b)(i) of this Section 2, if:

                  (1) (x) the Securities Depository shall make available to its participants and members, in next-day funds in The City of New York, New York, on Dividend Payment Dates, the amount then due as dividends or shall make available to its participants and members, in funds immediately available in The City of New York, New York, on Dividend Payment Dates, such amount but shall not have so advised the Auction Agent of such availability, and (y) (I) such first day of the month is not a Business Day or (II) the day following such first day is not a Business Day, then dividends shall be payable on the first Business Day that falls after such first day of the month and is immediately followed by a Business Day; or

                   (2) (x) the Securities Depository shall make available to its participants and members, in funds immediately available in The City of New York, New York, on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates and shall have advised the Auction Agent of such availability, and (y) such first day of the month is not a Business Day, then dividends shall be payable on the first Business Day after such first day of the month.

      (C) INTENTIONALLY OMITTED

      (iii) The Corporation shall pay or cause to be paid to the AMPS Paying Agent not later than 12:00 Noon, New York City time, on the Business Day next preceding each such Dividend Payment Date for shares of AMPS, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. The Corporation may direct the AMPS Paying Agent to invest any such funds in Short-Term Money Market Instruments, provided that the proceeds of any such investment will be available in The City of New York, New York at the opening of business on such Dividend Payment Date.

      (iv) All moneys paid to the AMPS Paying Agent for the payment of dividends (or for the payment of any late charges pursuant to subparagraph (c)(i)(A) of this Section 2) and any income or proceeds therefrom shall be held in trust for the payment of such dividends (and any such late charges) by the AMPS Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this
Section 2. Any moneys paid to the AMPS Paying Agent in accordance with the foregoing (and any income or proceeds therefrom) but not applied by the AMPS Paying Agent to the payment of dividends (and any late charges) will, to the extent permitted by law, be repaid to the


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Corporation no later than the end of 12 months from the date on which such moneys, income or proceeds were so to have been applied.

      (v) Each dividend on shares of AMPS shall be paid on the Dividend Payment Date therefor to the Holders as their names appear on the stock books of the Corporation on the Business Day next preceding such Dividend Payment Date. Subject to paragraph (e) of this Section 2, dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the stock books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

      (c) (i) The dividend rate on shares of AMPS issued on August 15, 2000, during the period from and after such Date of Original Issue to and including the last day of the Initial Rate Period shall be equal to 6.57% per annum. For each Subsequent Rate Period, the dividend rate on shares of AMPS shall be equal to the rate per annum that results from an Auction for such shares on the Auction Date next preceding such Subsequent Rate Period; provided, however, that if an Auction for any Subsequent Rate Period is not held for any reason or the shares of AMPS are no longer held in the form of a single global certificate by a Securities Depository or if a Failure to Deposit has occurred that has not been cured (in which cases an Auction shall not be held), then, subject to the next succeeding proviso, the dividend rate on such shares for such Subsequent Rate Period shall be the Maximum Rate on the Auction Date for such Subsequent Rate Period; provided, further, however, that if:

            (A) any Failure to Deposit shall have occurred with respect to shares of AMPS during any Rate Period thereof (other than any Special Rate Period consisting of four or more Dividend Periods or any Rate Period succeeding any Special Rate Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with the next succeeding sentence or the Corporation shall not have paid to the AMPS Paying Agent a late charge equal to the sum of:

                  (1) if such Failure to Deposit consisted of the failure to pay timely to the AMPS Paying Agent pursuant to subparagraph (c)(ii) of this Section 2 the full amount of dividends with respect to any Dividend Period on such shares, an amount computed by multiplying
            (x) 275% of the "AA" Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure of Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the product of $100,000 and the number of outstanding shares of AMPS; and

                  (2) if such Failure to Deposit consisted of the failure to pay timely to the AMPS Paying Agent pursuant to paragraph (e) of Section 3 of this Part I the cash redemption


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            price of the shares of AMPS of such series, if any, for which Notice of Redemption has been given by the Corporation pursuant to paragraph (b) of Section 3 of this Part I, an amount computed by multiplying (x) 225% of the "AA" Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate cash redemption price of the shares of AMPS to be redeemed; or

            (B) any Failure to Deposit shall have occurred with respect to shares of AMPS during a Special Rate Period thereof consisting of seven or more Dividend Periods, or during any Rate Period thereof succeeding any Special Rate Period consisting of seven or more Dividend Periods during which a Failure to Deposit occurred that has not been cured, and such Failure to Deposit shall not have been cured in accordance with the next succeeding sentence during such Special Rate Period or such Rate Period, or the Corporation shall not have paid to the AMPS Paying Agent a Late Charge calculated as set forth in subparagraph (c)(i)(A) of Section 2 above (except that for this purpose, the "AA" Composite Commercial Paper Rate shall be the "AA" Composite Commercial Paper Rate applicable to a Rate Period (x) consisting of 148 or more Rate Period Days but fewer than 182 Rate Period Days and (y) commencing on the date on which the Rate Period during which the Failure to Deposit occurred commenced), then the dividend rate for shares of AMPS for each Subsequent Rate Period thereof commencing after such failure to and including the Subsequent Rate Period, if any, during which such Failure to Deposit is so cured shall be a rate per annum equal to the Maximum Rate on the Auction Date for such Subsequent Rate Period (but with the prevailing rating of such shares, for purposes of determining such Maximum Rate, being deemed to be "Below 'baa3'") (the rate per annum at which dividends are payable on shares of AMPS for any Rate Period for such shares being herein referred to as the "Applicable Rate" for such shares). A Failure to Deposit with respect to shares of AMPS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Corporation to make required payments to the AMPS Paying Agent) with respect to any Rate Period if, not later than 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period the Corporation shall have paid to the AMPS Paying Agent (A) all accumulated and unpaid dividends on the shares of AMPS and (B) without duplication, the redemption price due and unpaid for the shares of AMPS, if any, for which Notice of Redemption has been given by the Corporation pursuant to paragraph (b) of Section 3 of this Part I.

            (ii) The amount of dividends per share payable on shares of AMPS on any date on which dividends shall be payable on such shares shall be computed by multiplying the respective Applicable Rate in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 360, and applying the rate obtained against $100,000. Any dividend payment made on shares of


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AMPS shall be credited against the earliest accumulated but unpaid dividends due with respect to such shares of AMPS.

      (d) INTENTIONALLY OMITTED

      (e) (i) Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of stock ranking, as to the payment of dividends, on a parity with shares of AMPS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of AMPS and any other parity stock through the most recent respective Dividend Payment Date with respect thereto. When dividends are not paid in full as aforesaid, upon the shares of AMPS or any other class or series of stock ranking on a parity as to the payment of dividends with shares of AMPS, all dividends declared upon shares of AMPS and any other such class or series of stock ranking on a parity as to the payment of dividends with shares of AMPS shall be declared pro rata so that the amount of dividends declared per share on shares of AMPS and such other class or series of stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of AMPS and such other class or series of stock bear to each other (for purposes of this sentence, the amount of dividends declared per share shall be based on the Applicable Rate for such shares for the Dividend Periods during which dividends were not paid in full). Holders of shares of AMPS shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on shares of AMPS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of AMPS which may be in arrears, and, except to the extent set forth in subparagraph (c)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage.

            (ii) For so long as any shares of AMPS are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution in respect of the Common Stock or any other stock of the Corporation ranking junior to the AMPS as to dividends or upon liquidation (except a dividend payable in shares of Common Stock or such shares ranking junior to the AMPS), or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or any other shares of the Corporation ranking junior to the AMPS as to dividends or upon liquidation, unless:

            (A) immediately thereafter, the 1940 Act Asset Coverage is met, the Eligible Asset Coverage is met and the Dividend Coverage is met;

            (B) full cumulative dividends on all shares of AMPS for all past Rate Periods have been paid or declared and a sum sufficient for the payment of such dividends set apart for payment; and

            (C) the Corporation has redeemed the full number of shares of AMPS required to be redeemed by any provision for mandatory redemption contained in these Articles Supplementary (the number of shares subject to mandatory redemption to be determined without regard to the requirement that redemptions be made out of legally available funds).

The Certificate of 1940 Act Asset Coverage, the Certificate of Eligible Asset Coverage and the Certificate of Dividend Coverage dated as of the applicable evaluation date shall reflect any such


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transaction. An officer's certificate shall be filed with the records of the
Corporation maintained at its principal executive office evidencing that (B) has been satisfied.

            (iii) INTENTIONALLY OMITTED

      3. Redemption. (a)(i) Subject to the next succeeding sentence, the shares of AMPS may be redeemed, at the option of the Corporation, as a whole or from time to time in part, on any Dividend Payment Date therefor, at a redemption price per share equal to the sum of:

            (A) $100,000;

            (B) an amount equal to all dividends (whether or not earned or declared) accumulated thereon up to but not including the date fixed for redemption and unpaid; and

            (C) if redeemed during any Special Rate Period, the applicable redemption premium, if any, specified in the next succeeding sentence. The applicable redemption premium per share of AMPS during any Rate Period that is redeemed pursuant to this subparagraph (a)(i) shall be such amount, if any, as is specified by the Board of Directors in connection with the establishment of such Special Rate Period.

      (ii) The shares of AMPS may be redeemed, at the option of the Corporation, as a whole but not in part, on any Dividend Payment Date, at a redemption price per share equal to the sum of $100,000 plus an amount equal to all dividends (whether or not earned or declared) accumulated thereon up to but not including the date fixed for redemption and unpaid.

      (iii) (A) If the 1940 Act Asset Coverage is not met as of the 1940 Act Asset Coverage Cure Date as shown in a Certificate of 1940 Act Asset Coverage and the related Accountants' Certificate delivered by the Corporation to the Common Stock Paying Agent by the close of business on such 1940 Act Asset Coverage Cure Date, then the Corporation shall, by the close of business on such 1940 Act Asset Coverage Cure Date, (1) notify the AMPS Paying Agent of its intention to redeem on the earliest practicable date following such 1940 Act Asset Coverage Cure Date the number of shares of AMPS set forth below and (2) give a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than 3 days nor more than 33 days after the date of such notice) with respect to the redemption of AMPS on such mandatory redemption date. On such mandatory redemption date, the Corporation shall redeem, out of funds legally available therefor, the number of shares of AMPS equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such 1940 Act Asset Coverage Cure Date, would have resulted in the 1940 Act Asset Coverage having been met on such 1940 Act Asset Coverage Cure Date or, if the 1940 Act Asset Coverage cannot be so restored, all of the shares of AMPS, at a redemption price equal to $100,000 per share (without payment of any premium) plus an amount equal to all dividends (whether or not earned or declared) accumulated thereon up to but not including such mandatory redemption date and unpaid.

            (B) If the Eligible Asset Coverage is not met as of any Eligible Asset Cure Date as shown in a Certificate of Eligible Asset Coverage and the related Accountants' Certificate delivered by the Corporation to the AMPS Paying Agent by the close of business on the second Business Day following such Eligible Asset Cure Date, then the Corporation shall, by the close of business no


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later than the second Business Day following such Eligible Asset Cure Date, (1)
notify the AMPS Paying Agent of its intention to redeem on the earliest practicable date following such Eligible Asset Cure Date the number of shares of AMPS determined as provided below and (2) give a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than 3 days nor more than 33 days after the date of such notice) with respect to the redemption of shares of AMPS on such mandatory redemption date. The Corporation shall redeem, out of funds legally available therefor, the number of shares of AMPS equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Eligible Asset Cure Date, would have resulted in the Eligible Asset Coverage having been met on such Eligible Asset Cure Date or, if the Eligible Asset Coverage cannot be restored, all of the shares of AMPS, at a redemption price equal to $100,000 per share (without payment of any premium) plus an amount equal to all dividends (whether or not earned or declared) accumulated thereon up to but not including such mandatory redemption date and unpaid.

            (C) In the event of a redemption in part of the shares of AMPS pursuant to this subparagraph (a)(iii), such redemption shall not be effected on either of the two Business Days immediately preceding an Auction Date.

      (b) If the Corporation shall determine or be required to redeem shares of AMPS pursuant to paragraph (a) of this Section 3, it shall mail a Notice of Redemption with respect to such redemption by first class mail, postage prepaid, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock books of the Corporation on the record date established by the Board of Directors. Such Notice of Redemption shall be so mailed no less than 3 nor more than 33 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date;
(ii) the number of shares of AMPS to be redeemed; (iii) the CUSIP number of such shares; (iv) the redemption price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; (vii) the provision or provisions of paragraph (a) of this
Section 3 under which such redemption is made; and (viii) if applicable, that the Holders of the shares of AMPS being called for redemption will not be entitled to participate, with respect to such shares, in an Auction held subsequent to the date of such Notice of Redemption. If fewer than all shares of AMPS held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.

      (c) Notwithstanding the other provisions of this Section 3, the Corporation shall not redeem, purchase or otherwise acquire for consideration shares of AMPS unless:

                  (i) INTENTIONALLY OMITTED;

                  (ii) all accumulated and unpaid dividends on all outstanding shares of AMPS for all applicable past Rate Periods shall have been or are contemporaneously paid or declared and a sum sufficient for the payment of such dividends set apart for payment; and

                  (iii) other than in the case of mandatory redemptions pursuant to paragraph (a)(iii) of this Section 3 only, the 1940 Act Asset Coverage and the Eligible Asset Coverage would


                                       8
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      be met on the date of such redemption, purchase or other acquisition after giving effect thereto and, on or prior to such date, the Corporation provides to the Common Stock Paying Agent a Certificate of 1940 Act Asset Coverage and to the AMPS Paying Agent a Certificate of Eligible Asset Coverage, each together with a confirming Accountants' Certificate, showing compliance with this clause (iii) of this paragraph (c);

provided, however, that the Corporation may, without regard to the limitation contained in clause (ii) of this paragraph (c), but subject to the requirements of the 1940 Act, redeem, purchase or otherwise acquire shares of AMPS (A) as a whole, pursuant to a mandatory redemption, (B) as a whole, pursuant to an optional redemption, or (C) pursuant to a purchase or exchange offer made on an equal basis for all of the outstanding shares of AMPS pursuant to the 1940 Act. In the event that shares of AMPS are acquired pursuant to an exchange offer, the securities exchanged for the AMPS must have a rating from Moody's and S&P equivalent to the then-current rating on the AMPS. In the event that fewer than all of the outstanding shares of AMPS are to be redeemed pursuant to either an optional redemption or a mandatory redemption, the shares to be redeemed shall otherwise be selected by lot, or such other method as the Board of Directors shall deem fair and equitable. An officer's certificate shall be filed with the records of the Corporation maintained at its principal executive offices evidencing that (ii) has been satisfied.

      (d) On or after the redemption date, each Holder of shares of AMPS that were called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the cash redemption price, without interest; provided, however, that if and so long as all shares of AMPS are held of record by a single person, such person shall not be required to surrender the certificate representing such shares in connection with a partial redemption of shares of AMPS. If less than all of the shares represented by the share certificate are to be redeemed and the share certificate has been surrendered, the Corporation shall issue a new share certificate for the shares not redeemed.

      (e) Not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the redemption date (or, in the case of a refunding of the AMPS with other shares of Preferred Stock or debt, on the redemption date), the Corporation shall irrevocably deposit with (or, in the case of a wire transfer, shall irrevocably instruct its bank to transfer to) the AMPS Paying Agent sufficient funds to pay the cash redemption price of the shares of AMPS to be redeemed and shall give the AMPS Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the cash redemption price for such shares upon surrender of the certificate therefor. The Corporation may direct the AMPS Paying Agent to invest any such available funds in Short-Term Money Market Instruments, provided that the proceeds of any such investment will be available in The City of New York, New York, at the opening of business on such redemption date. All such funds (to the extent necessary to pay the full amount of the redemption price) shall be held in trust for the benefit of the Holders.

      (f) If the Corporation shall have given or caused to be given a Notice of Redemption as aforesaid, shall have irrevocably deposited with the AMPS Paying Agent a sum sufficient to pay the cash redemption price for the shares of AMPS as to which such Notice of Redemption was given and shall have given the AMPS Paying Agent irrevocable instructions and authority to pay the cash redemption price to the Holders of such shares, then on the date of such deposit (or, if no such deposit shall have been made, then on the date fixed for redemption, unless the Corporation


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shall have defaulted in making payment of the redemption price), all rights of the Holders of such shares by reason of their ownership of such shares, except their right to receive the redemption price thereof (but without interest), shall terminate, and such shares shall no longer be deemed outstanding for any purpose, including, without limitation, calculation of the Eligible Asset Coverage and the Dividend Coverage and the right of the Holders of such shares to vote on any matter or to participate in any subsequent Auction. The Corporation shall be entitled to receive, from time to time, from the AMPS Paying Agent the income, if any, derived from the investment of moneys and/or other assets deposited with it (to the extent that such income is not required to pay the cash redemption price of the shares to be redeemed), and the Holders of shares to be redeemed shall have no claim to any such income. In case the Holder of any shares called for redemption shall not claim the redemption price for his shares within two years after the redemption date, the AMPS Paying Agent shall, upon demand, pay over to the Corporation such amount remaining on deposit and the AMPS Paying Agent shall thereupon be relieved of all responsibility to the Holder with respect to such shares, and such Holder shall thereafter look only to the Corporation for payment of the redemption price of such shares.

      (g) Except as set forth in this Section 3 with respect to redemptions and subject to the provisions of paragraph (e) of Section 2 and paragraph (b) of
Section 1 of this Part I and paragraph (c) of this Section 3 and the 1940 Act, nothing contained herein shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of AMPS outside of an Auction at any price, whether higher or lower than the redemption price, in privately negotiated transactions or in the over-the-counter market or otherwise.

      (h) Solely for the purpose of determining the number of shares of AMPS to be stated in a Notice of Redemption as subject to a mandatory or optional redemption, the amount of funds legally available for such redemption shall be determined as of the date of such Notice of Redemption. Unless the Corporation is redeeming shares of AMPS with another preferred issue or with debt, the Corporation shall not give a Notice of Redemption with respect to an optional redemption unless at the time of giving such notice the Corporation shall have sufficient legally available funds in the form of cash or U.S. Treasury Securities and Short-Term Money Market Instruments maturing in 30 days or less to effect the redemption of all of the shares of AMPS to be redeemed pursuant to such notice. To the extent that any redemption of which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of AMPS shall be deemed to exist at any time after the date specified for redemption in the Notice of Redemption when the Corporation shall have failed, for any reason whatsoever, to deposit in trust funds with the AMPS Paying Agent with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Corporation may not have redeemed shares of AMPS for which a Notice of Redemption has been given, dividends may be declared and paid on shares of AMPS and shall include those shares of AMPS for which a Notice of Redemption has been given, subject to paragraph (f) above.

      (i) In the event that the Corporation shall have given a Notice of Redemption with respect to any of the shares of AMPS and the sale of any Eligible Asset with a Discount Factor of greater than 1.000 shall be necessary to provide sufficient moneys to redeem all such shares on the redemption date, the Corporation shall sell or otherwise liquidate such asset as soon as reasonably practicable following the date on which such Notice of Redemption is given and shall take all reasonable steps to ensure that all such sales or other liquidations are effected no later than 30 days after such date.

      (j) In effecting any redemption pursuant to this Section 3, the Corporation shall use its reasonable best efforts to comply with all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Maryland law, but shall effect no redemption except in accordance with the 1940 Act and Maryland law.

      (k) In the case of any redemption pursuant to this Section 3, only whole shares of AMPS shall be redeemed.

      4. Designation of Special Rate Periods (a) The Corporation, at its option, may designate any succeeding Subsequent Rate Period as a Special Rate Period; provided, however, that such designation shall be effective only if:

            (i) notice thereof shall have been given in accordance with paragraphs (b), (c) and (d) of this Section 4;

            (ii) any Failure to Deposit that shall have occurred with respect to shares of AMPS during any Rate Period shall have been cured in accordance with the provisions of the third sentence of subparagraph (c)(i) of Section 2 of this
Part I;

            (iii) Sufficient Clearing Bids (as defined in Section 1 of Part II hereof) shall have existed in the Auction held on the Auction Date immediately preceding the first day of such proposed Special Rate Period;

            (iv) if any Notice of Redemption shall have been mailed by the Corporation pursuant to paragraph (b) of Section 3 of this Part I with respect to any shares of AMPS, the Redemption Price with respect to any such shares of AMPS shall have been paid to the Holders of such shares or set apart for payment; and

            (v) if Merrill Lynch, Pierce, Fenner and Smith, Inc., or its successor shall have notified the Corporation in writing that it believes the auction for the Special Rate Period will be successful;

            (vi) Moody's and S&P shall each have confirmed in writing to the Corporation that such designation shall not adversely affect their respective then-current ratings of the AMPS.

      (b) If the Corporation proposes to designate any succeeding Subsequent Rate Period as a Special Rate Period pursuant to paragraph (a) of this Section 4, not less than 10 nor more than 30 days prior to the date the Corporation proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice shall be given to the persons that are then parties to Broker-Dealer Agreements with the Corporation.

      (c) Each such notice shall state (A) that the Corporation may exercise its option to designate a succeeding Subsequent Rate Period as a Special Rate Period, specifying the first day thereof and (B) that the Corporation will by 11:00 A.M., New York City time, on the second Business Day next preceding such date notify the Auction Agent of either (1) its determination, subject to certain conditions, to exercise such option, in which case the Corporation shall specify the Special Rate Period designated, whether the shares of AMPS will be subject to optional redemption during such Special Rate Period and, if so, the redemption premium, if any, required to be paid by the Corporation in connection with any such redemption during such Special Rate Period, whether the Dividend Rate during such Special Rate Period will be a stated rate or a spread over a specified security or index of securities, or (2) its determination not to exercise such option, and (C) the Maximum Rate in the event of a failed auction.

      (d) Not later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period as to which notice has been given as set forth in paragraph (b) of this Section 4, the Corporation shall deliver to the Auction Agent either:

            (i) a notice stating (A) that the Corporation has determined to designate the next succeeding Rate Period as a Special Rate Period, specifying the same and the first day thereof and other matters referred to in paragraph
(c) of this Section 4, (B) the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) on such Auction Date Sufficient Clearing Bids shall not exist unless all shares of AMPS are subject to Hold Orders or (2) a Failure to Deposit shall have occurred prior to the first day of such Special Rate Period with respect to shares of AMPS and (D) the scheduled Dividend Payment Dates during such Special Rate Period; such notice to be accompanied by a Certificate of Eligible Asset Coverage showing that, as of the third Business Day next preceding such proposed Special Rate Period, Eligible Assets were at least equal to Eligible Asset Coverage as of such Business Day (assuming for purposes of the foregoing calculation that the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period) and written confirmation from Moody's and S&P that the designation of such Special Rate Period will not adversely affect Moody's and S&P's then-current rating of the AMPS; or

            (ii) a notice stating that the Corporation has determined not to exercise its option to designate a Special Rate Period of AMPS and that the next succeeding Rate Period shall be a Minimum Rate Period.

If the Corporation fails to deliver either such notice (and, in the case of the notice described in clause (i) above, a Certificate of Eligible Asset Coverage and confirmation from Moody's and S&P to the effect set forth in clause (i) with respect to any designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Corporation shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in clause (ii) of this subparagraph 4(d).

      5. Voting Rights (a) Except as otherwise provided in the Articles or as otherwise required by law, each Holder of shares of AMPS shall be entitled to one vote for each share of AMPS held on each matter submitted to a vote of shareholders of the Corporation, and the holders of outstanding shares of AMPS and shares of Common Stock shall vote together as a single class.

      (b) At any meeting of the shareholders of the Corporation held for the election of directors, the holders of Preferred Stock, including AMPS, shall be entitled, voting as a single class to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect two directors of the Corporation. Subject to paragraph (c) of this Section 5, the holders of Common Stock of the Corporation, voting as a separate class, shall elect the balance of the directors.

      (c) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, including shares of AMPS, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock, including AMPS, shall be entitled, voting as a single class to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

            (i) if at any time dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of AMPS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the AMPS Paying Agent for the payment of such dividends; or

            (ii) if at any time holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation. Upon the termination of a Voting Period, the voting rights described in paragraph (c) of this Section 5 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Stock, including AMPS, upon the further occurrence of either of the events described in paragraph (c) of this
Section 5.

      (d) (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock, including AMPS, to elect additional directors as described in paragraph (c) of this Section 5, the Corporation shall notify the AMPS Paying Agent and the AMPS Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 or more than 30 days after the date of mailing of such notice. If the Corporation fails to send such notice to the AMPS Paying Agent or if the AMPS Paying Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a single class to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, shall be entitled to elect the number of additional directors prescribed in paragraph (c) of this Section 5. At any such meeting or adjournment thereof in the absence of a quorum, the holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

            (ii) For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by these Articles Supplementary, by the other provisions of the Articles, by statute or otherwise, no Holder shall be entitled to vote and no share of AMPS shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the redemption price for the redemption of such shares has been deposited in trust with the AMPS Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares has been given as provided in
Section 3 of this Part I. No share of AMPS held by the Corporation or any Affiliate shall have any voting rights or be deemed to be outstanding for voting or other purposes.

            (iii) Except as provided in the next succeeding sentence, the terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock, including AMPS, to elect directors shall continue, notwithstanding the election at such meeting by such holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by such holders and the remaining incumbent directors elected by the holders of the Common Stock shall constitute the duly elected directors of the Corporation. If the election of additional directors by the holders of Preferred Stock, including AMPS, would cause the number of directors to exceed 12, then the terms of office of a number of directors elected by the holders of Common Stock shall terminate at the time of the special meeting to elect such additional directors such that the sum of the number of remaining directors and the number of additional directors does not exceed 12 and the number of additional directors and the two directors elected by the holders of Preferred Stock, including AMPS, constitute a majority of the entire Board of Directors.

            (iv) Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the holders of Preferred Stock, including AMPS, pursuant to paragraph (c) of this Section 5 shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders to elect additional directors pursuant to paragraph (c) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (c) of this Section 5.

            (v) If the right of the holders of Preferred Stock, including AMPS, to elect additional directors as described in paragraph (c) of this Section 5 accrues during the period commencing one month prior to the Corporation's fiscal year end and ending at the end of the fourth month after the Corporation's fiscal year end, the Corporation shall not be required to hold a separate meeting pursuant to subparagraph (d)(i) of this Section 5 and may, instead, call an annual meeting for such purpose if such meeting has not been held following such fiscal year end. At any such annual meeting, such holders, voting as a single class, shall be entitled to elect two directors pursuant to paragraph (b) of this Section 5 and additional directors pursuant to paragraph (c) of this
Section 5. Upon expiration of the Voting Period, the term of office of the additional directors elected pursuant to paragraph (c) of this Section 5 shall expire.

      (e) (i) In addition to all rights of holders of Preferred Stock set forth in the Articles, so long as any shares of AMPS are outstanding, the Corporation shall not

            (A) without the affirmative vote of at least 80% of the votes entitled to be cast by holders of AMPS, authorize, create or issue any class or series of stock ranking prior to or on a parity with the AMPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation (other than previously authorized and unissued shares of AMPS, including any shares of AMPS purchased or redeemed by the Corporation), or increase the authorized amount of AMPS or any other preferred stock; or

            (B) without the affirmative vote of at least a majority of the votes entitled to be cast by Holders of AMPS or such higher percentage as may be required under any other provision of the Articles, amend, alter or repeal the provisions of the Articles, including these Articles Supplementary, whether by merger, consolidation or otherwise, so as to adversely affect in any material respect any of the contract rights expressly set forth in the Articles, including these Articles Supplementary, of such shares of AMPS , or to alter, modify or eliminate any of the rights, preferences or privileges of the AMPS specifically set forth in these Articles, including these Articles Supplementary, so as to adversely affect the AMPS.

The class votes of the shares of AMPS described in these Articles will in each case be in addition to any required separate vote of the requisite percentage of shares of Common Stock and AMPS, voting together as a single class, necessary to authorize the action in question.

            (ii) The Board of Directors, without the vote or consent of the Holders, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will not be deemed to adversely affect the contract rights of shares of AMPS or adversely affect the AMPS, provided the Board of Directors receives written confirmation from Moody's and S&P that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's and S&P to the shares of AMPS:

     Coverage Value                      Discount Factor
     Eligible Asset Coverage Amount      Eligible Asset Coverage is met
     Eligible Asset Cure Date            Eligible Asset Evaluation Date
     Eligible Assets                     Market Value
     Net Coverage Value                  1940 Act Asset Coverage
     1940 Act Asset Coverage Cure Date   1940 Act Asset Coverage Evaluation Date
     1940 Act Asset Coverage is met      Projected Dividend Amount
     S&P Adjusted Value                  S&P Cure Date
     S&P Discount Factor                 S&P Discounted Value
     S&P Eligible Assets                 S&P Seasoned Eligible Assets
     S&P Unseasoned Eligible Assets      S&P Receivables

            (iii) To the extent permitted by applicable law, the Board of Directors, without the vote or consent of the Holders, may from time to time amend, alter or repeal any provision of the Articles Supplementary, if (A) such amendment, alteration or repeal is at the request of Moody's, S&P or other rating agency the Corporation seeks to rate the AMPS and (B) it is determined by the Board of Directors that such amendment, alteration or repeal will not adversely affect the contract rights of shares of AMPS or adversely affect the AMPS, which determination shall be supported by an opinion of the Corporation's counsel to such effect.

      (f) Unless otherwise required by law, the Holders shall not have any relative rights or preferences or other rights other than those specifically set forth herein. The Holders shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to declare or pay any dividends on the shares of AMPS, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this Section 5.

      (g) Unless a higher percentage is provided for in the Articles, the affirmative vote of the Holders of a majority of the outstanding shares of AMPS, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Corporation under Section 13(a) of the 1940 Act, including a change in the Corporation's subclassification from that of a closed-end investment company to that of an open-end investment company. In the event a vote of Holders is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Corporation shall, in a timely fashion after such vote is taken, notify Moody's of the result of such vote.

      6. Liquidation Rights (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders after satisfying claims of creditors but before any payment or distribution shall be made on the Common Stock or on any other class of stock of the Corporation ranking junior to the AMPS upon dissolution, liquidation or winding up, liquidating distributions per share of $100,000 plus an amount equal to all dividends (whether or not earned or declared) accumulated thereon up to but not including the date of such distribution and unpaid.

      (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity, nor the merger or consolidation of any other entity into or with the Corporation, nor any share exchange between the Corporation and any other entity shall be deemed to be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 6.

      (c) After payment to the Holders of the full preferential amounts provided in this Section 6, the Holders as such shall have no right or claim to any of the remaining assets of the Corporation.

      (d) In the event the assets of the Corporation available for distribution to the Holders upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 6, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of AMPS with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of AMPS, ratably, in proportion to the full distributable amounts to which such Holders and the holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

      (e) Subject to the rights of holders of shares of any series or class or classes of stock ranking on a parity with the shares of AMPS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, after payment shall have been made in full to the Holders as provided in paragraph (a) of this Section 6, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of AMPS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders shall not be entitled to share therein.

      7. 1940 Act Asset Coverage and Eligible Asset Coverage (a)(i) The Corporation shall determine whether the 1940 Act Asset Coverage is met as of each 1940 Act Asset Coverage Evaluation Date. The calculation of the asset coverage for the AMPS on that date in accordance with the 1940 Act and whether the 1940 Act Asset Coverage is met shall be set forth in a certificate (a "Certificate of 1940 Act Asset Coverage") dated as of such 1940 Act Asset Coverage Evaluation Date. In addition, as of each Eligible Asset Evaluation Date, the Corporation shall determine:

            (A) the Coverage Value of each Eligible Asset owned by the Corporation on that date;

            (B) the Net Coverage Value of all such Eligible Assets;

            (C) the Eligible Asset Coverage Amount with respect to such Eligible Asset Evaluation Date; and

            (D) whether the Eligible Asset Coverage is met as of such date.

The calculation of the Coverage Value of each Eligible Asset, the Net Coverage Value of all such Eligible Assets, the Eligible Asset Coverage Amount and whether the Eligible Asset Coverage is met shall be set forth in a certificate (a "Certificate of Eligible Asset Coverage") dated as of such Eligible Asset Evaluation Date. As of each Dividend Coverage Evaluation Date, the Corporation shall determine:

The Corporation shall cause the Certificate of 1940 Act Asset Coverage to be delivered to the Common Stock Paying Agent not later than the close of business on the third Business Day after the related 1940 Act Asset Coverage Evaluation Date. The Corporation shall cause the Certificate of Eligible Asset Coverage to be delivered to the AMPS Paying Agent not later than the close of business on the third Business Day after the related evaluation date. In addition, the Corporation shall cause the Certificate of Eligible Asset Coverage to be delivered to Moody's quarterly. In the event that the Eligible Asset Coverage is not met or is not met and is subsequently cured, the Corporation shall cause the Certificate of Eligible Asset Coverage to be delivered to Moody's not later than the close of business on the third Business Day following such date of failure and/or on the second Business Day following such date of cure.

            (ii) In the event that a Certificate of 1940 Act Asset Coverage or a Certificate of Eligible Asset Coverage is not delivered to the Common Stock Paying Agent or the AMPS Paying Agent, as the case may be, when required, the 1940 Act Asset Coverage or the Eligible Asset Coverage, as the case may be, will be deemed not to have been met as of the related evaluation date.

      (b) With respect to (i) the Certificate of 1940 Act Asset Coverage relating to any 1940 Act Asset Coverage Cure Date, and (ii) the Certificate of Eligible Asset Coverage (A) as of August 11, 2000, (B) relating to the last Eligible Asset Evaluation Date in each fiscal quarter and relating to one other Eligible Asset Evaluation Date during each fiscal year as selected by the Independent Accountants, and (C) relating to any Eligible Asset Cure Date, the Corporation shall obtain from the Independent Accountants a written communication confirming that:

                  (1) with respect to the 1940 Act Asset Coverage, (a) the calculations set forth in the related Certificate of 1940 Act Asset Coverage are mathematically accurate and (b) the Independent Accountants have traced the prices used by the Corporation in valuing the Corporation's portfolio investments to the prices provided to the Corporation by the Corporation's administrator or other appropriate service provider for such purpose and verified that such information agrees; and

                  (2) with respect to the Eligible Asset Coverage, (a) the calculations set forth in the related Certificate of Eligible Asset Coverage are mathematically accurate, (b) the method used by the Corporation in determining whether the Eligible Asset Coverage is met is in accordance with the applicable requirements of these Articles Supplementary, (c) the Independent Accountants have traced the prices used by the Corporation in the determination of Market Values of the Eligible Assets to the prices provided to the Corporation by the Corporation's administrator or other appropriate service provider for purposes of such determination and verified that such information agrees, (d) the Independent Accountants have calculated the liabilities and related assumed assets arising in connection with Section 8(b) of Part I, (e) the Corporation's positions in futures and options at such Eligible Asset Evaluation Date were in accordance with the provisions of Section 8(b) of
      Part I and (f) the assets listed as Eligible Assets in the related certificate conform to the descriptions of Eligible Assets set forth in these Articles (such a written communication being referred to herein as an "Accountants' Certificate").

The Corporation shall cause each Accountants' Certificate relating to any 1940 Act Asset Coverage Cure Date to be delivered, together with the related Certificate of 1940 Act Asset Coverage, to the Common Stock Paying Agent by the close of business on such 1940 Act Asset Coverage Cure Date. The Corporation shall cause each Accountants' Certificate relating to the last Eligible Asset

Evaluation Date of each fiscal quarter and such other one Eligible Asset Evaluation Date per fiscal year as selected by the Independent Accountants to be delivered to the AMPS Paying Agent not later than the close of business on the seventh Business Day following the last day of the related fiscal quarter (such seventh Business Day being referred to herein as a "Confirmation Date") and shall cause each Accountants' Certificate relating to any Eligible Asset Cure Date to be delivered to the AMPS Paying Agent by the close of business on the second Business Day following such Eligible Asset Cure Date. The Corporation shall cause each Accountants' Certificate delivered to the Common Stock Paying Agent or the AMPS Paying Agent, as the case may be, to be contemporaneously delivered to Moody's. In the event of any difference between the Corporation's calculations as shown on a Certificate of 1940 Act Asset Coverage or a Certificate of Eligible Asset Coverage and the Independent Accountants' calculations as shown on an Accountants' Certificate, such calculations of the Independent Accountants shall control. If the Corporation shall designate a Special Rate Period pursuant to Section 4 of this Part I, the Corporation shall provide for an Accountants' Certificate relating to a Certificate of Eligible Asset Coverage to be furnished to the AMPS Paying Agent at such additional times as may be necessary to provide for such confirmations to be furnished at least as frequently as provided prior to such alteration or as frequently as may be necessary to maintain the then-current rating by Moody's of the shares of AMPS.

      (c) If the 1940 Act Asset Coverage is not met as of any 1940 Act Asset Coverage Evaluation Date as shown in a Certificate of 1940 Act Asset Coverage delivered to the Common Stock Paying Agent by the close of business on the third Business Day after such 1940 Act Asset Coverage Evaluation Date, then the Corporation shall (if and to the extent necessary to enable it to meet the requirements of paragraph (d) of this Section 7):

            (i) by the close of business on the 1940 Act Asset Coverage Cure Date relating to such 1940 Act Asset Coverage Evaluation Date, if the Corporation shall have funds legally available for the purchase of shares of AMPS, purchase such shares outside of an Auction in order that the 1940 Act Asset Coverage is met as of such 1940 Act Asset Coverage Cure Date; and/or

            (ii) by the close of business on the applicable 1940 Act Asset Coverage Cure Date, notify the AMPS Paying Agent of its intention to redeem, and give a Notice of Redemption as described in these Articles Supplementary with respect to the redemption of, shares of AMPS.

      (d) If the 1940 Act Asset Coverage is not met as of any 1940 Act Asset Coverage Evaluation Date as shown in a Certificate of 1940 Act Asset Coverage, then the Corporation shall, by the close of business on the applicable 1940 Act Asset Coverage Cure Date, deliver to the Common Stock Paying Agent a Certificate of 1940 Act Asset Coverage together with an Accountants' Certificate showing that the 1940 Act Asset Coverage is met (or, if clause (ii) of paragraph (c) of this Section 7 is applicable, would have been met) as of such 1940 Act Asset Coverage Cure Date after giving effect to (A) any purchase of the shares of AMPS outside of an Auction pursuant to clause (i) of paragraph (c) of this Section 7 and/or (B) any redemption of the shares of AMPS pursuant to the Notice of Redemption contemplated by such clause (ii) (as if such redemption had occurred immediately prior to the opening of business on such 1940 Act Asset Coverage Cure Date).

      (e) If (i) the Eligible Asset Coverage is not met as of any Eligible Asset Evaluation Date as shown in a Certificate of Eligible Asset Coverage delivered to the AMPS Paying Agent by the close of business on the third Business Day after such Eligible Asset Evaluation Date or (ii) the Corporation is required to deliver to the AMPS Paying Agent by the close of business on a Confirmation Date an Accountants' Certificate confirming the Certificate of Eligible Asset Coverage with respect to such Eligible Asset Evaluation Date, and the Corporation fails timely to deliver such Accountants' Certificate, then the Corporation shall (if and to the extent necessary to enable it to meet the requirements of paragraph (f) of this Section 7):

           (A) by the close of business on the Eligible Asset Cure Date relating to such Eligible Asset Evaluation Date or Confirmation Date, as the case may be, purchase or otherwise acquire additional Eligible Assets or, if the Corporation shall have funds legally available for the purchase of shares of AMPS, purchase such shares outside of an Auction, or both, in order that the Eligible Asset Coverage is met as of such Eligible Asset Cure Date; and/or

            (B) by the close of business on the second Business Day after the applicable Eligible Asset Cure Date, notify the AMPS Paying Agent of its intention to redeem, and give a Notice of Redemption with respect to the redemption of, shares of AMPS as described herein.

      (f) If the Eligible Asset Coverage is not met as of any Eligible Asset Evaluation Date as shown in a Certificate of Eligible Asset Coverage or if an Accountants' Certificate confirming a Certificate of Eligible Asset Coverage is not timely delivered as contemplated by subclause (i) or subclause (ii) of paragraph (e) of this Section 7, then the Corporation shall, by the close of business on the second Business Day following the applicable Eligible Asset Cure Date, deliver to the AMPS Paying Agent a Certificate of Eligible Asset Coverage together with an Accountants' Certificate showing that the Eligible Asset Coverage is met (or, if subclause (B) of such paragraph (e) is applicable, would have been met) as of such Eligible Asset Cure Date after giving effect to:

            (i) any purchase or other acquisition of Eligible Assets or any purchase of the shares of AMPS outside of an Auction pursuant to clause (A) of paragraph (e) of this Section 7; and/or

            (ii) any redemption of the shares of AMPS pursuant to the Notice of Redemption contemplated by clause (B) of such paragraph (e) (as if such redemption had occurred immediately prior to the opening of business on such Eligible Asset Cure Date).

      (g) INTENTIONALLY OMITTED

      (h) For purposes of determining whether the 1940 Act Asset Coverage is met or the Eligible Asset Coverage is met, no share of the AMPS shall be deemed to be "outstanding" for purposes of any computation if, prior to or concurrently with such determination, (i) the requisite funds for the redemption of such share shall have been deposited in trust with the AMPS Paying Agent for that purpose and the requisite Notice of Redemption shall have been given or (ii) such share shall have been redeemed, purchased or otherwise acquired by the Corporation. In the case of clause (i) of this paragraph (h), the funds deposited with the AMPS Paying Agent (to the extent necessary to pay the full redemption price for such shares) shall not be included in determining whether the 1940 Act Asset Coverage or the Eligible Asset Coverage are met.

      8. Certain Other Restrictions (a) For so long as any shares of AMPS are outstanding and Moody's is rating such shares, the Corporation will not, unless it has received written confirmation from Moody's that any such action would not impair the rating then assigned by Moody's to shares of AMPS:

            (i) enter into options and futures transactions except as set forth in paragraph (b) of this Section 8;

            (ii) make short sales of securities unless at all times when a short position is open, the Corporation owns an equal or greater amount of such securities or owns preferred stock, debt or warrants convertible or exchangeable into an equal or greater number of the shares of common stocks sold short;

            (iii) overdraw any bank account (except as may be necessary for the clearance of security transactions); or

            (iv) borrow money or issue senior securities (as defined in the 1940
Act) other than the shares of AMPS, except to redeem AMPS.

      (b) For so long as the shares of AMPS are rated by Moody's, the Corporation (i) may buy call or put option contracts on securities, (ii) may write only covered call options on securities, (iii) may write put options on securities, (iv) may only sell futures contracts as a bona fide hedge of assets held by the Corporation, (v) may only engage in futures transactions on an exchange where the exchange or its clearinghouse takes the opposite side of the transaction, (vi) may buy call or put options on futures contracts, (vii) may write put options on futures contracts and may only write call options on futures contracts if such call options are covered by: (1) purchased futures contracts underlying the option, (2) call positions owned on the futures contracts underlying the call option written, or (3) holdings of securities for which the written call options are a bona fide hedge, (viii) may purchase futures contracts as a hedge, (ix) to the extent an asset is used to cover a particular option, futures contract or option on a futures contract, will not be able to use such asset to cover any additional option, futures contract or option on a futures contract, and (x) will only engage in index-based futures or options transactions if Moody's advises the Corporation in writing that such transaction will not adversely affect its then-current rating on the AMPS.

      For so long as the shares of AMPS are rated by Moody's, unless, in each case, Moody's advises the Corporation in writing that such action or actions will not adversely affect its then-current rating on the AMPS, in determining the Net Coverage Value of the Corporation's Eligible Assets, the Corporation shall include as a liability (i) 10% of the exercise value of a written call option on securities, (ii) 100% of the exercise value of any written put option on securities, (iii) 10% of the settlement value of the assets underlying futures contracts sold or call options written on futures contracts, (iv) 100% of the settlement value of the assets underlying futures contracts purchased and
(v) 100% of the settlement value of the assets underlying the futures contracts based on exercise price if the Corporation writes put options on futures contracts.

      Also, for so long as the shares of AMPS are rated by Moody's, unless, in each case, Moody's advises the Corporation in writing that such action or actions will not adversely affect its then-current rating on the AMPS, the Corporation (i) will limit its transactions in futures contracts and written options thereon to those relating to U.S. Treasury Bonds, (ii) will not engage in options and futures transactions for leveraging or speculative purposes,
(iii) will not enter into an options or futures transaction unless after giving effect to such transaction the Eligible Asset Coverage is met, (iv) shall not include in Eligible Assets any assets pledged in margin accounts in connection with futures transactions, (v) will assume for purposes of determining the Coverage Value, when the Corporation has purchased futures contracts or has written put options, ownership by the Corporation of the underlying asset, which will be the security resulting in the lowest Coverage Value when delivery may be made to the Corporation with any of a class of securities, (vi) will engage only in exchange traded futures contracts and written options thereon on exchanges approved by Moody's in writing, which, as of the Date of Original Issue, consist of the Chicago Board of Trade and the Financial Exchange, (vii) will limit the transactions in futures contracts sold and call options written on futures contracts so that the settlement value of the underlying futures contracts does not in total exceed 65% of the value of the Eligible Assets of the Corporation rated the equivalent of "baa3" or better by Moody's and not otherwise hedged by a written call and (viii) will only take positions in futures which are deliverable in the nearby and next following contract months and will close out such futures positions by the fifth business day of the delivery month.

      (c) For so long as the shares of AMPS are rated by Moody's, unless, in each case, Moody's advises the Corporation in writing that such action or actions will not adversely affect its then-current rating on the AMPS:

            (i) the composition of the Corporation's portfolio will not be altered if the effect of any such alteration would be to cause the Corporation, immediately after giving effect to the transaction, to have an Eligible Asset Coverage Amount equal to or in excess of the Net Coverage Value of Eligible Assets as of the previous Eligible Asset Evaluation Date;

            (ii) if the Eligible Asset Coverage Amount exceeds the Net Coverage Value of Eligible Assets, the Corporation will invest the proceeds of the sale or other disposition of an Eligible Asset in an investment having a greater Discount Factor or in an issuer in a different industry from the investment sold or otherwise disposed of only if the effect of such transaction immediately after giving effect thereto would be to reduce the excess of the Eligible Asset Coverage Amount over the Net Coverage Value; and

            (iii) at such time that the Net Coverage Value of Eligible Assets is less than 25% greater than the Eligible Asset Coverage Amount, the composition of the Corporation's portfolio will not be altered if, in the Corporation's reasonable judgment, the result of such alteration would cause Eligible Asset Coverage not to be met.

      (d) By resolution of the Board of Directors and without amending the Articles or otherwise submitting such resolution for shareholder approval, the restrictions and procedures set forth in this Section 8 may be adjusted, modified, altered or changed and any such adjustment, modification, alteration or change will not be deemed to adversely affect the contract rights of shares of AMPS or adversely affect the AMPS if Moody's has advised the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect its then-current rating of the AMPS and that any such action will be in accordance with guidelines established by Moody's.

      9. Auction Agent and AMPS Paying Agent. For so long as any shares of AMPS are outstanding, the Auction Agent (which shall act as agent of the Corporation in connection with the implementation of the Auction Procedures) and the AMPS Paying Agent (which shall act as transfer agent, registrar, dividend disbursing agent and redemption agent on behalf of the Corporation with respect to AMPS) shall receive Certificates of Eligible Asset Coverage and related Accountants' Certificates, shall each be a commercial bank, trust company or other financial institution unaffiliated with the Corporation or any affiliate of the Corporation (which, however, may engage or have engaged in business transactions with the Corporation or any affiliate of the Corporation), and at no time shall the Corporation or any affiliate of the Corporation act as the Auction Agent or the AMPS Paying Agent. If the Auction Agent or the AMPS Paying Agent resigns or for any reason either of their appointments are terminated during any period that any of the shares of AMPS are outstanding, the Board of Directors shall promptly thereafter use its best efforts to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent or the AMPS Paying Agent, as the case may be, upon commercially reasonable terms. A single qualified commercial bank, trust company or financial institution may act as the Auction Agent and the AMPS Paying Agent. The AMPS Paying Agent shall maintain an office or agency in The City of New York for purposes of making payments on the shares of AMPS.

      10. Notice. All notices or communications, unless otherwise specified in the By-laws of the Corporation or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person, transmitted by telecopy or mailed by first-class mail, postage prepaid. In the event notice is delivered in person or transmitted by telecopy, notice shall be deemed given on the date received. In the event notice is mailed, it shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

      11. Definitions. As used in Part I and II hereof, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      (a) "'AA' Composite Commercial Paper Rate," on any date for any Rate Period, shall mean (i)(A) in the case of any Rate Period with Rate Period Days of less than 46 days, the interest equivalent of the 30-day rate, (B) in the case of any Rate Period with Rate Period Days of 46 days or more but less than 70 days, the interest equivalent of the 60-day rate, (C) in the case of any Rate Period with Rate Period Days of 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates,
(D) in the case of any Rate Period with Rate Period Days of 85 days or more but less than 120 days, the interest equivalent of the 90-day rate, (E) in the case of any Rate Period with Rate Period Days of 120 days or more but less than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates and (F) in the case of any Rate Period with Rate Period Days of 148 days or more but 182 days or less, the interest equivalent of the 180-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date; or (ii) in the event that the Federal

Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one hundred-thousandth (.00001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

      (b) "Accountants' Certificate" shall have the meaning set forth in paragraph (b) of Section 7 of this Part I.

      (c) INTENTIONALLY OMITTED;

      (d) INTENTIONALLY OMITTED;

      (e) "AMPS" means Taxable Auction Market Preferred Stock, par value $.01 per share.

      (f) "AMPS Paying Agent" shall mean Bankers Trust Company or any successor, unless and until another bank or trust company has been appointed as AMPS Paying Agent by a resolution of the Board of Directors pursuant to Section 9 of this
Part I and thereafter such substitute bank or trust company.

      (g) "Applicable Rate" shall have the meaning specified in subparagraph
(c)(i) of Section 2 of this Part I.

      (h) "Auction" shall mean each periodic implementation of the Auction Procedures.

      (i) "Auction Agency Agreement" shall mean the agreement between the Corporation and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for the shares of AMPS so long as the Applicable Rate is to be based on the results of an Auction.

      (j) "Auction Agent" shall mean Bankers Trust Company, unless and until another bank or trust company has been appointed as Auction Agent by a resolution of the Board of Directors pursuant to Section 9 of this Part I and thereafter such substitute bank or trust company.

      (k) "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

      (l) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

      (m) "Board of Directors" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof.

      (n) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

      (o) INTENTIONALLY OMITTED

      (p) "Certificate of Eligible Asset Coverage" shall have the meaning set forth in subparagraph (a)(i) of Section 7 of this Part I.

      (q) "Certificate of 1940 Act Asset Coverage" shall have the meaning set forth in subparagraph (a)(i) of Section 7 of this Part I.

      (r)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (s) "Commercial Paper Dealers" shall mean Lehman Commercial Paper Incorporated, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in lieu of any thereof, their respective affiliates or successors, if such entity is a commercial paper dealer.

      (t) "Common Stock" shall mean the Common Stock, par value one cent ($.01) per share, of the Corporation.

      (u) "Common Stock Paying Agent" shall mean PFPC, Inc., unless and until another bank or trust company has been appointed a Common Stock Paying Agent by a resolution of the Board of Directors, and thereafter such substitute bank or trust company.

      (v) "Confirmation Date" shall have the meaning set forth in paragraph (b) of Section 7 of this Part I.

      (w) "Corporation" shall mean Boulder Total Return Fund, Inc., a Maryland corporation which is the issuer of the shares of AMPS.

      (x) "Coverage Value" of each Eligible Asset is equal to the market value of the Eligible Asset divided by the applicable Discount Factor; provided, however, that the Coverage Value of an Eligible Asset may not exceed its stated principal amount, if any. The calculation of Coverage Value may be made on bases other than those set forth above if Moody's has advised the Corporation in writing that the revised calculation of Coverage Value would not adversely affect its then-current rating of the shares of AMPS. If other assets become includable as Eligible Assets, the Coverage Values of such assets shall be determined in accordance with procedures established in consultation with Moody's with a view to maintaining its then-current rating of the shares of AMPS.

      (y) "Cure Date" shall mean the Eligible Asset Cure Date, the 1940 Act Asset Coverage Cure Date, or the Dividend Coverage Cure Date, as the case may be.

      (z) "Date of Original Issue" with respect to any share of AMPS, shall mean the date on which the Corporation initially issued such share of AMPS.

      (aa) "Discount Factor" means, with respect to an Eligible Asset specified below, the following applicable number:

Type of Eligible Asset                                           Discount Factor
----------------------                                           ---------------

Cash, as set forth in the definition of Eligible Assets in
paragraph (nn) of Section 11 of this Part I,                       1.00

Demand or time deposits, certificates of deposit maturing in one year or less and bankers' acceptances maturing in 270
days or less having a rating or rating equivalent of P-1 or
better from Moody's                                                1.15

Commercial paper rated P-1 by Moody's maturing in 30 days or
less                                                               1.13

Commercial paper rated P-1 by Moody's maturing in more than
30 days but in 270 days or less                                    1.15

Commercial paper rated A-1+ by S&P maturing in 270 days or
less                                                               1.25

Commercial paper rated P-2 by Moody's maturing in 270 days
or less                                                            1.30

Securities which the Corporation has bought and agreed to sell in the future:

      (A)   If the counterparty to the transaction has a
            rating of at least a2 by Moody's or a party
            approved by Moody's and the transaction has a
            term of 30 days or less                                1.13

      (B)   Otherwise                                Discount factor of security
                                                     subject to sale or purchase

Preferred Stocks

Auction rate preferred stocks which are not credit enhanced        3.00

Auction rate preferred stocks which are credit enhanced            3.50

Non-Convertible preferred stocks issued by issuers in
non-utilities industries                                           2.14

Non-Convertible preferred stocks issued by issuers in the
utilities industry                                                 1.53

Preferred stocks which are either convertible or manditorily convertible into common stock of an issuer, the common stock of which meets the requirements of Section 11(nn)(iv) set
forth below                                               Use Discount Factor of
                                                         underlying common stock

U.S. Treasury Securities and Corporate Bonds

                                               Corporate &
                     U.S.     U.S.            Utility Bonds
Remaining term    Treasury  Treasury          -------------
to maturity of   Securities  Strips   Rated Aaa    Aa        A           Baa

1 year or less      1.13      1.13      1.12      1.18      1.23        1.28
2 years or less     1.20      1.20      1.18      1.24      1.30        1.35
3 years or less     1.25      1.25      1.23      1.29      1.35        1.40
4 years or less     1.31      1.31      1.28      1.34      1.41        1.47
5 years or less     1.37      1.37      1.33      1.40      1.46        1.52
7 years or less     1.46      1.46      1.41      1.48      1.55        1.61
10 years or less    1.54      1.58      1.48      1.55      1.62        1.69
15 years or less    1.60      1.83      1.53      1.60      1.67        1.75
20 years or less    1.67      2.07      1.59      1.67      1.74        1.82
30 years or less    1.68      2.31      1.60      1.67      1.75        1.83

Common Stocks

Issued by utilities                                                1.65

Issued by industrial companies                                     2.43

Issued by financial companies                                      2.33

Issued by transportation companies                                 3.07

      By resolution of the Board of Directors and without amending the Articles or otherwise submitting such resolution for stockholder approval, (i) Discount Factors may be changed from those set forth above and (ii) additional Discount Factors may be established for other Eligible Assets if, in each case, Moody's has advised the Corporation in writing that such change or addition would not adversely affect its then-current rating of the shares of AMPS.

      (bb) INTENTIONALLY OMITTED

      (cc) INTENTIONALLY OMITTED

      (dd) INTENTIONALLY OMITTED

      (ee) INTENTIONALLY OMITTED

      (ff) INTENTIONALLY OMITTED

      (gg) "Dividend Payment Date" with respect to the shares of AMPS, shall mean any date on which dividends are payable pursuant to the provisions of paragraph (b) of Section 2 of this Part I.

      (hh) "Dividend Period" with respect to the shares of AMPS, shall mean the period from and including the Date of Original Issue to, but excluding, the initial Dividend Payment Date for such shares and any period thereafter from and including a Dividend Payment Date for such shares to but excluding the next succeeding Dividend Payment Date for such shares.

      (ii) INTENTIONALLY OMITTED

      (jj) "Eligible Asset Coverage Amount," as of any date of determination, means the sum of:

            (i) an amount equal to the product of (A) $100,000 times (B) the number of shares of AMPS then outstanding (including outstanding shares of AMPS held by Affiliates);

            (ii) any applicable redemption premium on shares of AMPS; and

            (iii) the Projected Dividend Amount.

            (iv) INTENTIONALLY OMITTED

      (kk) "Eligible Asset Cure Date" means (A) the sixth Business Day following an Eligible Asset Evaluation Date as to which an Accountants' Certificate is not required to be delivered, except if any Eligible Asset Evaluation Date on which Eligible Asset Coverage is not met is also an Auction Date, then the fifth Business Day following such Eligible Asset Evaluation Date or (B) the third Business Day following a Confirmation Date with respect to which the Corporation has not delivered to the AMPS Paying Agent an Accountants' Certificate confirming the Certificate of Eligible Asset Coverage relating to the immediately preceding Eligible Asset Evaluation Date.

      (ll) "Eligible Asset Evaluation Date" means (i) August 11, 2000, (ii) each succeeding Friday following the Date of Original Issue (or, if such date is not a Business Day, the first Business Day preceding or following such Friday, as the Corporation shall determine), and (iii)the Business Day preceding any day on which the Board of Directors approves the redemption of shares of the Corporation's Common Stock.

      (mm) "Eligible Asset Coverage is met" means, as of any date of determination, that the aggregate Net Coverage Value of Eligible Assets owned by the Corporation as of the date of determination equals or exceeds the Eligible Asset Coverage Amount.

      (nn) "Eligible Assets" shall mean:

            (i) cash (including, for this purpose,

            (A) receivables for securities sold to a party whose senior debt securities are rated at least Baa3 by Moody's or a party approved by Moody's and payable within five Business Days and

            (B) dividends and interest receivable on Eligible Assets issued by
      (1) a party whose senior debt securities are rated at least A1 by Moody's, or a party approved by Moody's, and payable within 56 days, (2) a party whose senior debt securities are rated at least A2 by Moody's, or a party approved by Moody's, and payable within 30 days and (3) a party whose senior debt securities are rated at least Baa3 by Moody's, or a party approved by Moody's, and payable within five days);

            (ii) Short-Term Money Market Instruments (provided, however, that for purposes of this definition, commercial paper must mature within 56 days of the Eligible Asset Evaluation Date);

            (iii) commercial paper, bankers acceptances, demand deposits, time deposits and certificates of deposit that are not includable as Short-Term Money Market Instruments of issuers having on the Eligible Asset Evaluation Date, a rating from Moody's of P-2 or better or a rating from S&P of A-1+ or better and maturing within 270 days, provided that such investments must meet the diversification requirements set forth below relating to bonds in clause (vii) and if such investments have a rating of P-2 only, such investments shall be considered to have a rating of "baa3";

            (iv) preferred stocks, including preference stock and other analogous securities senior to common equity (for purposes of these Articles Supplementary, including the determination of the applicable Discount Factor under Section 11(aa) hereof, analogous securities senior to common equity shall include debt securities that either (a) rank immediately senior to any class of equity in respect of the right to receive payment of interest or the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the issuer or (b) are beneficiaries of a guarantee of the applicable common equity issuer which guarantee ranks immediately senior to any class of equity of the applicable common equity issuer in respect of the right to receive payment of interest or the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the applicable common equity issuer),

            (A) which either (1) are issued by issuers whose senior debt securities are rated at least Baa1 by Moody's or (2) are rated at least "baa3" by Moody's (or in the event an issuer's senior debt securities or preferred stock is not rated by Moody's, which (1) are issued by an issuer whose senior debt securities are rated at least "A" by S&P and (2) are rated at least "A" by S&P and which for this purpose have been assigned a Moody's equivalent rating of at least "baa");

            (B) which are listed on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ System or are preferred stocks of issuers which have (or, in the case of issuers which are special purpose corporations, whose parent companies have) common stock listed on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ System;

            (C) which have a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of $50,000,000;

            (D) which have paid cash dividends or, if debt, made scheduled periodic interest payments, regularly during the preceding three-year period (or, in the case of new issues without a dividend or interest history, are rated at least "a1" by Moody's or, if not rated by Moody's, are rated at least "AA+" by S&P, or are issued by an issuer who has paid or whose predecessor has paid regular cash dividends consistently during the preceding three-year period on its common stock or its issues of preferred stock);

            (E) which pay cumulative cash dividends or interest in U.S. dollars;

            (F) which are not issued by issuers in the transportation industry; and

            (G) in the case of auction rate preferred stocks, which are rated at least "aa" by Moody's, or if not rated by Moody's, AAA by S&P or are otherwise approved in writing by Moody's, and which have dividend periods of not more than 6 days greater than the Minimum Holding Period (or, in the case of a new issue of auction rate preferred stock, 64 days for the initial dividend period) and have never had a failed auction;

provided, however, that for this purpose the aggregate Market Value of the Corporation's holdings of (1) any issue of preferred stock which is not an auction rate preferred stock shall not be less than $100,000 nor more than $7,000,000, provided further that the aggregate Market Value of the Corporation's holdings of such issue shall not be (x) more than $6,000,000 unless the number of shares of that issue held does not exceed 5% of the total number of shares of that issue then outstanding or (y) more than $5,000,000 unless the number of shares of that issue held does not exceed 10% of the total number of share of that issue then outstanding and (2) any issue of auction rate preferred stock shall not be less than $300,000 nor more than $5,000,000;

      (v) common stocks

            (A) which are traded on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ System; and

            (B) which have a market capitalization greater than $500,000,000, or in the case of a registered investment company under the Investment Company Act of 1940 (a "RIC"), or a real estate investment trust (a "REIT"), a market capitalization greater than $100,000,000;

provided, however, that (1) the aggregate Market Value of the Corporation's holdings of the common stock of any eligible issuer (x) shall be less than 5% of the number of outstanding shares times the Market Value of such common stock and
(y) shall not exceed 5% of the number of outstanding shares (less the number of shares held by insiders, as determined in accordance with standards established by Moody's) multiplied by the Market Value of such common stock; (2) the number of shares of common stock of any eligible issuer held by the Corporation shall not exceed the average weekly trading volume of such common stock during the preceding month; and (3) with respect to RICs and REITs (x) the Corporation's holdings of the shares of any one such eligible issuer shall not exceed 3% of the outstanding shares of such issuer and (y) the Corporation's aggregate Market Value of REITs shall not exceed 25% of the Corporation's aggregate Market Value, and (z) the Corporation's aggregate Market Value of RICs shall not exceed 10% of the Corporation's aggregate Market Value;

      (vi) U.S. Treasury Securities;

      (vii) corporate and utility bonds

            (A) which are not privately placed, are rated at least Baa by Moody's (or, in the event the bond is not rated by Moody's, the bond is rated at least A by S&P and which for this purpose is assigned a Moody's equivalent rating of at least Baa with such rating confirmed on each Eligible Asset Evaluation Date);

            (B) which have a minimum issue size of at least $100,000,000;

            (C) which are U.S. dollar denominated and pay interest in cash in U.S. dollars;

            (D) which are not convertible or exchangeable into equity of the issuing corporation and have a maturity of not more than 30 years; and

            (E) for which the aggregate Market Value of the Corporation's holdings do not exceed 10% of the aggregate Market Value of any individual issue of corporate bonds calculated at the time of original issuance;

            (viii) securities which the Corporation has bought and has agreed to sell in the future; provided, however, that

            (A) the Corporation's investments in preferred stocks described in clause (iv) above rated "baa" by Moody's or A by S&P shall be included in Eligible Assets only to the extent that the aggregate Market Value of all such preferred stocks of any single issuer does not exceed (x) 6% of the aggregate Market Value in the case of issuers in industries other than the utilities industry (utilizing Moody's industry categories), and (y) 4% of the aggregate Market Value in the case of issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) of all of the Corporation's investments meeting the criteria set forth in clauses
      (i) through (vii) above; and

            (B) the Corporation's investments in preferred stocks, common stocks and bonds described in clauses (iv), (v) and (vii) above of any single issuer whose senior debt securities are rated Baa by Moody's or A by S&P shall be included in Eligible Assets only to the extent that all such preferred stocks, common stocks and bonds of such issuer do not exceed (x) 6% of the aggregate Market Value in the case of issuers in industries other than the utilities industry (utilizing Moody's industry categories), and (y) 4% of the aggregate Market Value in the case of issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) of all the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the immediately preceding proviso (A);

            (C) that the Corporation's investment in preferred stocks, common stocks and bonds described in clauses (iv), (v) and (vii) above of any single issuer whose senior debt securities are rated A by Moody's or AA by S&P or whose preferred stock is rated "a" by Moody's or AA by S&P shall be included in Eligible Assets only to the extent that all such preferred stocks, common stocks and bonds of such issuer do not exceed (x) 10% of the aggregate Market Value in the case of issuers in industries other than the utilities industry (utilizing Moody's industry categories), and (y) 8% of the aggregate Market Value in the case of issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) of all the Corporation's investments meeting the criteria set forth in clauses
      (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the two immediately preceding provisos (A) and (B);

            (D) the Corporation's investments in preferred stocks, common stocks and bonds described in clauses (iv), (v) and (vii) above of any single issuer whose senior debt securities are rated AA or higher by Moody's or AAA or higher by S&P or whose preferred stock is rated "aa" or higher by Moody's or AAA or higher by S&P shall be included in Eligible Assets only to the extent that all such preferred stocks, common stocks and bonds of such issuer do not exceed (x) 25% of the aggregate Market Value in the case of issuers in industries other than the utilities industry (utilizing Moody's industry categories), and (y) 10% of the aggregate Market Value in the case of issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) of all the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the three immediately preceding provisos (A), (B) and (C);

            (E) the Corporation's investments in common stocks described in clause (v) above of any single issuer shall be included in Eligible Assets only to the extent that all such common stock of such issuer does not exceed (x) 25% of the aggregate Market Value with respect to only a single issuer in an industry other than utilities industry (utilizing Moody's industry categories), (y) 6% of the aggregate Market Value in the case of issuers other than the issuer contemplated in (x) in industries other than the utilities industry (utilizing Moody's industry categories), and (z) 4% of the aggregate Market Value in the case of issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) of all of the Corporation's investments meeting the criteria set forth in clauses
      (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the four immediately preceding provisos (A), (B), (C) and (D);

            (F) the Corporation's investments in preferred stocks, common stocks and bonds described in clauses (iv), (v) and (vii) above issued by issuers in any one industry (other than each of the utilities and banking industries and utilizing Moody's industry categories) shall be included in Eligible Assets only to the extent that the aggregate Market Value of such preferred stocks, common stocks and bonds does not exceed 25% of the aggregate Market Value of all the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the five immediately preceding provisos (A), (B), (C), (D) and (E);

            (G) that the Corporation's investments in common stocks described in clause (v) above issued by issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) and the banking industry (utilizing Moody's industry categories) shall be included in Eligible Assets only to the extent that (I) in the case of issuers in the utilities industry, (x) the aggregate Market Value of such common stocks does not exceed 50%, and (y) the aggregate Market Value of such common stocks issued by issuers regulated by any one state does not exceed 7% (15% in the case of California and New York) and (II), in the case of issuers in the banking industry, the aggregate Market Value of such common stocks does not exceed 20%, of the aggregate Market Value of all the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the six immediately preceding provisos (A), (B), (C), (D),(E) and (F); and

            (H) the Corporation's investments in preferred stocks, common stocks and bonds described in clauses (iv), (v) and (vii) above issued by issuers in the utilities industry (utilizing Moody's industry and sub-industry categories) shall be included in Eligible Assets only to the extent that the aggregate Market Value of such preferred stocks, common stocks and bonds does not exceed the percentages set forth below of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (i) through
(vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the seven immediately preceding provisos (A), (B),
(C), (D),(E), (F) and (G):

Moody's Rating or Equivalent   Maximum Utilities Sub-       Maximum Issued by
Rating on Preferred Stock(1)   Industry Concentration(2)    Issuers Regulated by
                                                            Any One State(3)

"aaa"                          100%                         100%
"aa"                           100%                          20%
"a"                             60%                          10%(3)
"baa"                           50%                           7%(3)

------------------------------

      (1) The equivalent Moody's rating must be lowered one full rating category for preferred stocks rated by S&P but not Moody's.

      (2) The referenced percentages represent maximum cumulative totals only for the related Moody's category and each lower Moody's rating category as well as limitations set forth in the immediately preceding proviso.

      (3) Such percentage shall be 15% in the case of utilities regulated by California or New York.

            (I) the Corporation's investments in preferred stocks, common stocks and bonds described in clauses (iv), (v) and (vii) above issued by issuers in the banking industry (utilizing Moody's industry categories) shall be included in Eligible Assets only to the extent that the aggregate Market Value of such preferred stocks, common stocks and bonds does not exceed the percentages set forth below of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses
      (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the eight immediately preceding provisos (A), (B), (C), (D),(E), (F), (G) and (H):

Moody's Rating or Equivalent Rating       Maximum Banking Industry Concentration
On Preferred Stock(1)                     (2)
"aaa"                                     100%
"aa"                                       60%
"a"                                        40%
"baa"                                      20%

--------------------------------
      (1) The equivalent Moody's rating must be lowered one full rating category for preferred stocks rated by S&P but not Moody's.

      (2) The referenced percentages represent maximum cumulative totals only for the related Moody's category and each lower Moody's rating category as well as limitations set forth in the immediately preceding proviso.

            (J) the Corporation's investments in bonds described in clause (vii) above issued by issuers in the utility industry (utilizing Moody's industry categories) shall be included in Eligible Assets only to the extent that the aggregate Market Value of such bonds does not exceed the percentages set forth below of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from Eligible Assets pursuant to the nine immediately preceding provisos (A), (B), (C), (D),(E), (F), (G) and (H):

Moody's Rating or Rating                       Maximum Utility Concentration(2)
On Bonds(1)

Aaa                                             100%
Aa                                               60%
A                                                40%
Baa                                              20%
------------------
      (1) Refers to senior debt rating of collateral bonds. The equivalent Moody's rating must be lowered one full rating category for bonds rated by S&P but not Moody's.

      (2) The referenced percentages represent maximum cumulative totals only for the related Moody's category and each lower Moody's rating category as well as limitations set forth in the immediately preceding proviso.

            (K) the Corporation's investments in auction rate preferred stocks described in clause (iv) above shall be included in the Eligible Assets only to the extent that the aggregate Market Value of such preferred stocks does not exceed 10% of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (i) through (vii) above less the aggregate Market Value of those investments excluded from the Eligible Assets pursuant to the ten immediately preceding provisos (A), (B), (C), (D),(E), (F), (G),(H) and (I); and

      (ix) no assets which are subject to any lien may be includable in Eligible Assets, unless such lien is included as a liability in determining Net Coverage Value.

      By resolution of the Board of Directors and without amending the Articles or otherwise submitting such resolution for stockholder approval, other assets (including investments which either do not meet the criteria set forth in clauses (i) through (vii) above or meet such criteria but are excluded from Eligible Assets by the foregoing provisos) may be included in Eligible Assets and the descriptions of Eligible Assets set forth in this definition may be adjusted, modified, altered or changed and any such adjustment, modification, alteration or change will not be deemed to adversely affect the contract rights of shares of AMPS or adversely affect the AMPS if Moody's has advised the Corporation in writing that the inclusion of such assets in Eligible Assets or the adjustment, modification or change in such description of Eligible Assets would not adversely affect its then-current rating of the AMPS.

      (oo) "Failure to Deposit," with respect to any shares of AMPS, shall mean a failure by the Corporation to pay to the Auction Agent, not later than 12:00 Noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for such shares, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any such shares or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for such shares in The City of New York, New York, the cash redemption price to be paid on such redemption date for any shares after Notice of Redemption is given pursuant to paragraph (b) of Section 3 of this Part I.

      (pp) "Holder," with respect to any share of AMPS, shall mean the registered holder of shares of AMPS as the same appears on the stock books of the Corporation.

      (qq) "Independent Accountants" shall mean a nationally recognized firm of accountants, that is with respect to the Corporation a firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

      (rr) "Initial Rate Period," with respect to the initial issuance of AMPS, shall mean the period from and including the Date of Original Issue thereof to but excluding the initial Dividend Payment Date therefor.

      (ss) "Market Value" of any asset of the Corporation shall mean:

            (i) with respect to an investment which is listed on an exchange or traded over-the-counter and quoted on the NASDAQ System, the last sale price on the day of valuation (using prices as of the close of trading) or, if there has been no sale that day, pursuant to the provisions in the following clause (ii); and

            (ii) with respect to an investment which is not listed on an exchange or quoted on the NASDAQ System, the lower of the bid prices, as of the close of business on the Business Day immediately preceding the date of determination, quoted (at least one of such quotes being in writing) to the Corporation by two or more nationally recognized securities dealers making a market in such investment at the time. If there is no sale or bid price for an investment as provided in the preceding sentence, an investment shall be deemed to have a Market Value of zero. By resolution of the Board of Directors and without amending the Articles, the calculation of Market Value may be made on bases other than those set forth above if Moody's has advised the Corporation in writing that the revised method of calculation of Market Values would not adversely affect its then-current rating of the shares of AMPS, provided that the Corporation shall cause to be made available a written statement setting forth such revised method for inspection by the Holders at the principal executive office of the Corporation.

      (tt) INTENTIONALLY OMITTED

      (uu) INTENTIONALLY OMITTED

      (vv) "Minimum Rate Period" shall mean any Rate Period consisting of 28 Rate Period Days or such greater or lesser number of Rate Period Days as shall be established as the Minimum Rate Period by resolution of the Board of Directors.

      (ww) "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors, and if Moody's no longer rates the shares of AMPS, any one or more nationally recognized statistical rating organization designated by the Corporation, subject to the approval of Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") or its successors, or, in their absence, a majority of the outstanding shares of AMPS not held by the Corporation or its affiliates.

      (xx) "NASDAQ System" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

      (yy) "Net Coverage Value" of the Corporation's Eligible Assets means the difference of (i) the aggregate Coverage Value, as determined pursuant to the definition thereof, of Eligible Assets plus (ii) the lesser of (w) the market value of the assets underlying a purchased futures contract assumed to be owned by the Corporation in connection with clause (v) of the third paragraph of
Section 8(b) of this Part I divided by the Discount Factor that corresponds to assets of such types of Eligible Assets and (x) the settlement value of the assets underlying the futures contract, plus (iii) the lesser of (y) the market value of the assets underlying a written put or call option assumed to be owned by the Corporation in connection with clause (v) of the third paragraph of
Section 8(b) of
this Part I divided by the Discount Factor that corresponds to assets of such types of Eligible Assets and (z) the exercise value of the written put or call option, minus (iv) the discounted value of securities sold in accordance with clause (i)(A) of the definition of Eligible Assets in paragraph (nn) of Section 11 of this Part I to the extent that the discounted value of such securities has been included in the calculation of the aggregate Coverage Value on Eligible Assets, minus (v) the amount the Corporation agrees to pay if it sells a security and agrees to buy it back in the future, minus (B) the amount of all liabilities (including, without limitation, declared and unpaid dividends, late charges, interest expense, operating expenses expected to accrue during the next three months, amounts payable to the Auction Agent, the AMPS Paying Agent and the Common Stock Paying Agent, any liabilities in connection with repurchase agreements entered into by the Corporation and any liabilities resulting from the requirements set forth in paragraph (b) of Section 8 of this Part I) that would appear on the Eligible Asset Evaluation Date on the face of the Corporation's statement of assets and liabilities and without duplication to the extent already reflected in the Corporation's balance sheet, provided that for purposes of this subclause (B), such operating expenses shall not be less than $200,000 and such liabilities shall also include the redemption price payable with respect to the shares of AMPS, if any, that are covered by a Notice of Redemption sent prior to, or being sent on the date of such determination.

      (zz) "1940 Act" means the Investment Company Act of 1940, as amended.

      (aaa) "1940 Act Asset Coverage" and "1940 Act Asset Coverage is met" shall mean, as of any date of determination, that the ratio of the value of the Corporation's total assets, less all liabilities and indebtedness not representing senior securities (as defined in the 1940 Act), to the aggregate amount of senior securities representing indebtedness of the Corporation plus the aggregate of the liquidation preference of the shares of AMPS, is at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock).

      (bbb) "1940 Act Asset Coverage Cure Date" shall mean the 1940 Act Asset Coverage Evaluation Date next following a 1940 Act Asset Coverage Evaluation Date with respect to which the 1940 Act Asset Coverage is not met.

      (ccc) "1940 Act Asset Coverage Evaluation Date" shall mean (i) any of the three Business Days immediately preceding each dividend declaration date for the Common Stock and (ii) unless 1940 Act Asset Coverage has been determined in connection with a dividend declaration during such month, the last Business Day of each calendar month.

      (ddd) "Notice of Redemption" shall mean any notice with respect to the redemption of shares of AMPS pursuant to Section 3 of this Part I.

      (eee) "Preferred Stock" shall mean the preferred stock, par value $.01 per share of the Corporation, and includes the AMPS.

      (fff) "Projected Dividend Amount," for the AMPS as of any Eligible Asset Evaluation Date, means the amount of cash dividends, based on the number of shares of AMPS outstanding on such

Eligible Asset Evaluation Date, which (whether or not earned or declared) are accumulated on such shares up to but not including such Eligible Asset Evaluation Date and unpaid and which are projected to accumulate on such shares from such Eligible Asset Evaluation Date until the 35th day, as specified below, after such Eligible Asset Evaluation Date, at the following rates:

            (i) for the period beginning on the Eligible Asset Evaluation Date and ending on the first following Dividend Payment Date for the AMPS or the 35th day after such Eligible Asset Evaluation Date, whichever is sooner, the Applicable Rate in effect on such Eligible Asset Evaluation Date; and

            (ii) for the period beginning on such first following Dividend Payment Date and ending on the 35th day following such Eligible Asset Evaluation Date, the product of the Maximum Rate on the last occurring Auction Date (but with the prevailing rating of such shares, for purposes of determining such Maximum Rate, being deemed "Below 'baa3'" in the case of a Failure to Deposit that has not been cured) (or, if prior to the first Auction Date, 150% of the 30-day "AA" Composite Commercial Paper Rate on August 15, 2000) and 2.26.

The number of days in each of the periods referred to above shall be determined by including the first day and excluding the last day of each such period. If the date of determination is not an Eligible Asset Evaluation Date, then the Projected Dividend Amount for the AMPS as of such date of determination shall equal the Projected Dividend Amount on the immediately preceding Eligible Asset Evaluation Date, adjusted to reflect any decrease in the number of shares of AMPS outstanding. The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if Moody's has advised the Corporation in writing that the revised calculation of the Projected Dividend Amount would not adversely affect its then-current rating of the AMPS. If the Board of Directors increases the length of Minimum Rate Periods, or designates a Special Rate Period pursuant to Section 4 of this Part I, the Projected Dividend Amount shall be determined in accordance with procedures approved by Moody's.

      (ggg) "Rate Period" shall mean the Initial Rate Period thereof and any Subsequent Rate Period, including any Special Rate Period, for the AMPS.

      (hhh) "Rate Period Days" for any Rate Period consisting of less than four Dividend Periods, shall mean the number of days (without giving effect to subparagraphs (b)(ii)(A) and (b)(ii)(B)) of Section 2 of this Part I) in such Rate Period.

      (iii) INTENTIONALLY OMITTED

      (jjj) "S&P" shall mean Standard & Poor's Ratings Service, a division of McGraw-Hill Corporation, and its successors.

      (kkk) "Short-Term Money Market Instruments" shall mean the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation (or, in the case of an instrument specified by clauses (i) and (ii) below, on the Eligible Asset Evaluation Date), the remaining terms of maturity thereof are not in excess of 90 days:

            (i) U.S. Treasury Securities;

            (ii) commercial paper that is rated at the time of purchase or acquisition and the Eligible Asset Evaluation Date at least P-1 by Moody's (or is guaranteed or supported by a person or entity other than the issuer whose unsecured debt obligations are rated at least Aa3/P-1 by Moody's or, if such commercial paper will mature within one business day from the Eligible Asset Evaluation Date, whose long-term unsecured debt obligations are rated at least A3/P-1 by Moody's);

            (iii) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia) if, in each case, the short-term certificates of deposit or commercial paper (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company at the time of purchase or acquisition and the Eligible Asset Evaluation Date, have credit ratings from Moody's of at least P-1; and

            (iv) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London or Tokyo branch office of a depository institution or trust company meeting the credit rating requirements of commercial paper and short-term unsecured debt obligation specified in clause
(iii) above, provided that the interest receivable by the Corporation shall be in U.S. dollars and shall not be subject to any withholding or similar taxes.

      (lll) "Special Rate Period," with respect to the AMPS, shall mean any Subsequent Rate Period commencing on the date designated by the Corporation in accordance with Section 4 of this Part I and ending on the last day of the last Dividend Period thereof which period consists of that number of consecutive Dividend Periods for such period set forth below:

Special Rate Period                     Number of Dividend Periods

     91 Rate Period Days                            1
     182 Rate Period Days                           2
     1 Year                                         4
     3 Years                                       12
     5 Years                                       20

      (mmm) "Subsequent Rate Period" shall mean the period from and including the first day following the Initial Rate Period to but excluding the next Dividend Payment Date and any period thereafter from and including one Dividend Payment Date to but excluding the next succeeding Dividend Payment Date; provided, however, that if any Subsequent Rate Period is also a Special Rate Period such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

      (nnn) "Substitute Commercial Paper Dealer" shall mean Credit Suisse First Boston Company or Morgan Stanley & Co. Inc. or their respective affiliates or successors, if such entity is a commercial paper dealer; provided that none of such entities shall be a Commercial Paper Dealer.

      (ooo) "Substitute U.S. Government Securities Dealer" shall mean Credit Suisse First Boston Corp. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates or successors if such entity is a U.S. Government securities dealer; provided that none of such entities shall be a U.S. Government Securities Dealer.

      (ppp) "Treasury Rate", on any date for any Rate Period, shall mean (i) the lower of the yield to stated maturity or, if shorter, the next date on which the obligation reasonably may be expected to be called on the most recently auctioned direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity closest to the duration of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date or (ii) in the event that any such rate is not published by The Wall Street Journal, then the arithmetic average of the lower of the yields to stated maturity or, if shorter, the next date on which the obligation reasonably may be expected to be called (expressed as an interest equivalent in the case of a Rate Period consisting of four Dividend Periods and expressed as a bond equivalent in the case of any longer Rate Period) on the most recently auctioned direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity closest to the duration of such Rate Period as quoted on a discount basis or otherwise by the U.S. Government Securities Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government Securities Dealer selected by the Corporation to provide such rate or rates being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers as the case may be, or, if the Corporation does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

      (qqq) "U.S. Government Securities Dealer" shall mean Lehman Government Securities Inc., Goldman Sachs & Co., Salomon Brothers Inc, and Morgan Guaranty Trust Company of New York or their respective affiliates or successors if such entity is a U.S. Government Securities Dealer.

      (rrr) "U.S. Treasury Securities" shall mean obligations issued by, and backed by the full faith and credit of, the United States of America which, other than Treasury bills, are not zero coupon securities.

      (sss) "Voting Period" shall have the meaning set forth in paragraph (b) of
Section 5 of this Part I.

                                     Part II

      1. Certain Definitions. Capitalized terms not defined in Section 1 of this
Part II shall have the respective meanings specified in Part I hereof. As used in this Part II, the following terms shall have the followings meanings, unless the context otherwise requires:

      (a) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation; provided that no Broker-Dealer controlled by, in control of or under common control with the Corporation shall be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation one of the directors or executive officers of which is also a director of the Corporation be an Affiliate solely because such director or executive officer is also a director of the Corporation.

      (b) "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

      (c) "Available AMPS" shall have the meaning specified in paragraph (a)(i) of Section 4 of this Part II.

      (d) "Beneficial Owner" shall mean a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer or, the Auction Agent, as a Holder of shares of AMPS.

      (e) "Bid" and "Bids" shall have the respective meanings specified in paragraph (a)(i)(C)(ii) of Section 2 of this Part II.

      (f) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a)(i)(C)(ii) of Section 2 of this Part II.

      (g) "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in this Part II that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Corporation, and has entered into a Broker-Dealer Agreement that remains effective.

      (h) "Broker-Dealer Agreement" shall mean an agreement among the Corporation, the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

      (i) "Existing Holder" shall mean a Broker-Dealer (or any such other person as may be permitted by the Corporation) that is listed on the records of the Auction Agent as a holder of shares of AMPS.

      (j) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a)i(C)(ii) of Section 2 of this Part II.

      (k) "Maximum Rate," for shares of AMPS on any Auction Date, shall mean:

            (i) in the case of any regular rate period, the product of (A) the 30-day "AA" Composite Commercial Paper Rate on such Auction Date for the next Rate Period of such shares and (B) the Rate Multiple on such Auction Date

            (ii) in the case of any Special Rate Period designated by the Corporation pursuant to Section 4 of Part I of these Articles Supplementary, the applicable percentage of the Special Dividend Period Reference Rate (which will ordinarily be specified by the Corporation in the notice of the special dividend period) for such dividend payment period. The applicable percentage is determined on the day that a notice of a special dividend period is delivered if the notice specifies a maximum applicable rate for a special rate period. The applicable percentage will be determined based on the lower of the credit rating or ratings assigned to the AMPS by Moody's and S&P. If Moody's or S&P or both shall not make such rating available, the rate shall be determined by reference to equivalent ratings issued by a substitute rating agency.

      (l) "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

      (m) "Outstanding" shall mean, as of any Auction Date with respect to shares of AMPS, the number of such shares theretofore issued by the Corporation except, without duplication, (i) any shares of AMPS theretofore cancelled or delivered to the Auction Agent for cancellation or purchased or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation and funds shall have been deposited to pay the cash redemption price as provided herein, (ii) any shares of AMPS as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (iii) any shares of AMPS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

      (n) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

      (o) "Potential Beneficial Owner" shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of shares of AMPS but that wishes to purchase shares of AMPS, or that is a Beneficial Owner that wishes to purchase additional shares of AMPS.

      (p) "Potential Holder" shall mean a Broker-Dealer (or any such other person as may be permitted by the Corporation) that is not an Existing Holder of shares of AMPS or that is an Existing Holder of shares of AMPS that wishes to become the Existing Holder of additional shares of AMPS.

      (q) "Rate Multiple," for shares of AMPS on any Auction Date, shall mean the percentage, determined as set forth below, based on the prevailing rating of such shares in effect at the close of business on the Business Day next preceding such Auction Date:

Prevailing Rating                            Percentage
"AA-"/aa3" or higher.......................    150%
"A-"/"a3" or higher........................    200%

"BBB-"/"baa3" or higher....................    225%
Below "BBB-"/ "baa3".......................    275%

For purposes of this definition, the "prevailing rating" of shares of AMPS shall be (i) "AA-"/"aa3" or higher if such shares have a rating of "AA-" or better by S&P and "aa3" or better by Moody's or the equivalent of such rating by S&P and Moody's or a substitute rating agency selected as provided below, (ii) if not "AA-"/"aa3" or higher, then "A-"/ "a3" if such shares have a rating of "A-" or better by S&P and "a3" or better by Moody's or the equivalent of such rating by S&P and Moody's or a substitute rating agency selected as provided below, (iii) if not "AA-"/ "aa3" or higher or "A-"/ "a3", then "BBB-"/"baa3" if such shares have a rating of "BBB-" by S&P and "baa3" or better by Moody's or the equivalent of such rating by S&P and Moody's or a substitute rating agency selected as provided below, and (iv) if not "AA-"/ "aa3" or higher,"A-"/ "a3" or "BBB-"/"baa3", then "Below "BBB-"/baa3'". The Corporation shall take all reasonable action necessary to enable Moody's to provide a rating for shares of AMPS. If Moody's shall not make such a rating available, the Corporation, subject to the approval of Merrill Lynch or its successors, or, in their absence, a majority of the outstanding shares of AMPS not held by the Corporation or its Affiliates, shall select one or more nationally recognized statistical rating organizations (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time) to act as a substitute rating agency in respect of the AMPS and the Corporation shall take all reasonable action to enable such rating agency to provide a rating for shares of AMPS.

      (r) "Securities Depository" shall mean The Depository Trust Company and its successors or other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of AMPS.

      (s) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a)(i)(C)(ii) of Section 2 of this Part II.

      (t) "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

      (u) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

      (v) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

      (w) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

      (x) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part I.

      (y) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 4 of this Part II .

      (z) "Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

      2. Orders by Beneficial Owners and Potential Beneficial Owners.

      (a) Prior to the Submission Deadline on each Auction Date:

            (i) each Beneficial Owner of shares of AMPS subject to an Auction on such Auction Date may submit to its Broker-Dealer by telephone or otherwise information as to:

            (A) the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Rate Period;

            (B) the number of Outstanding shares, if any, of AMPS which such Beneficial Owner offers to sell if the Applicable Rate for the next succeeding Rate Period shall be less than the rate per annum specified by such Beneficial Owner; and/or

            (C) the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Rate Period; and

            (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of Outstanding shares, if any, of AMPS which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for such shares for the next succeeding Rate Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

      For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C) or
(ii) of this subparagraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this subparagraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this subparagraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this subparagraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders".

      (b) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of AMPS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

            (A) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate for such shares of AMPS determined on such Auction Date shall be less than the rate specified therein;

            (B) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in clause (iv) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for such shares of AMPS determined on such Auction Date shall be equal to the rate specified therein; or

            (C) the number of Outstanding shares of AMPS specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of AMPS, or such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in clause (iii) of paragraph (b) of Section 5 of this
Part II if the rate specified therein shall be higher than the Maximum Rate for shares of AMPS and Sufficient Clearing Bids do not exist.

            (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of AMPS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

            (A) the number of Outstanding shares of AMPS specified in such Sell Order; or

            (B) such number or a lesser number of Outstanding shares of AMPS as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if Sufficient Clearing Bids do not exist.

            (iii) A Bid by a Potential Beneficial Owner or a Potential Holder of shares of AMPS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

            (A) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate for shares of AMPS determined on such Auction Date shall be higher than the rate specified therein; or

            (B) such number or a lesser number of Outstanding shares of AMPS as set forth in clause (v) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for shares of AMPS determined on such Auction Date shall be equal to the rate specified therein.

            (C) No Order for any number of shares of AMPS other than whole shares shall be valid.

      3. Submission of Orders by Broker-Dealers to Auction Agent. (a)Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for shares of AMPS subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Corporation) as an Existing Holder in respect of shares of AMPS subject to Orders submitted or deemed submitted to it by Beneficial

Owners and as a Potential Holder in respect of shares of AMPS subject to Orders submitted to it by Potential Beneficial Owners), and shall specify with respect to each Order for shares of AMPS:

            (i) The name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Corporation);

            (ii) the aggregate number of shares of AMPS that are the subject of such Order;

            (iii) to the extent that such Bidder is an Existing Holder of shares of AMPS:

            (A) the number of shares, if any, of AMPS subject to any Hold Order of such Existing Holder;

            (B) the number of shares, if any, of AMPS subject to any Bid of such Existing Holder and the rate specified in such Bid; and

            (iv) the number of shares, if any, of AMPS subject to any Sell Order of such Holder;

            (v) to the extent such Bidder is a Potential Holder of shares of AMPS, the rate and number of shares of AMPS specified in such Potential Holder's Bid.

      (b) If any rate specified in any Bid contains more than five figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one hundred- thousandth (.00001) of 1%.

      (c) If an Order or Orders covering all of the Outstanding shares of AMPS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of AMPS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Rate Period consisting of more than the Minimum Rate Period, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

      (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding shares of AMPS subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

            (i) all Hold Orders for shares of AMPS shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of AMPS held by such Existing Holder, and if the number of shares of AMPS subject to such Hold Orders exceeds the number of Outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of AMPS held by such Existing Holder;

      (ii) (A) any Bid for shares of AMPS shall be considered valid up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to any Hold Orders referred to in clause (i) above;

            (B) subject to subclause (A), if more than one Bid of an Existing Holder is submitted to the Auction Agent with the same rate and the number of Outstanding shares of AMPS subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of AMPS subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of AMPS equal to such excess;

            (C) subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for shares of AMPS is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

            (D) in any such event, the number, if any, of such Outstanding shares of AMPS subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of AMPS by or on behalf of a Potential Holder at the rate therein specified; and

            (iii) all Sell Orders for shares of AMPS shall be considered valid up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the sum of shares of AMPS subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

      (e) If more than one Bid for one or more shares of AMPS is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares of AMPS therein specified.

      (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

      4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

            (a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

            (i) the excess of the number of Outstanding shares of AMPS over the number of Outstanding shares of AMPS subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");

            (ii) from the Submitted Orders whether:

            (A) the number of Outstanding shares of AMPS subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of:

            (B) the number of Outstanding shares of AMPS subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate; and

            (C) the number of Outstanding shares of AMPS subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of shares of AMPS in subclauses (B) and (C) above is zero because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

            (iii) if Sufficient Clearing Bids exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate") which if:

            (A) (I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of AMPS that are subject to such Submitted Bids; and

            (B) (I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted, thus requiring such Potential Holders to purchase the shares of AMPS that are the subject of such Submitted Bids;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of AMPS which, when added to the number of Outstanding shares of AMPS to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available AMPS.

      (b) Promptly after the Auction Agent has made the determinations pursuant to subparagraph (a) of this Section 4, the Auction Agent shall advise the Corporation of the Maximum Rate for the shares of AMPS for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for the next succeeding Rate Period thereof as follows:

            (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate so determined;

            (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders, and other than in an auction for a Special Rate Period different than the Rate Period then in effect), that the Applicable Rate for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for such shares; or

            (iii) if all of the Outstanding shares of AMPS are subject to Submitted Hold Orders, that the Applicable Rate for the next succeeding Rate Period thereof shall be equal to either (a) the applicable "AA" Composite Commercial Paper Rate on the Auction Date for such Rate Period, if such Rate Period consists of less than 365 days, or (b) the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period consists of 365 or more days; or

            (iv) if Sufficient Clearing Bids do not exist and the auction was for a Special Rate Period different than the Rate Period then in effect, then the Applicable Rate for the next succeeding Rate Period shall be equal to the Applicable Rate for the Rate Period then in effect.

      5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the shares of AMPS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

      (a) If Sufficient Clearing Bids for shares of AMPS have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

            (i) Existing Holders' Submitted Bids for shares of AMPS specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of AMPS subject to such Submitted Bids;

            (ii) Existing Holders' Submitted Bids for shares of AMPS specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of AMPS subject to such Submitted Bids;

            (iii) Potential Holders' Submitted Bids for shares of AMPS specifying any rate that is lower than the Winning Bid Rate shall be accepted;

            (iv) each Existing Holder's Submitted Bid for shares of AMPS specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of AMPS subject to such Submitted Bid, unless the number of Outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of shares of AMPS ("remaining shares") in the excess of the Available AMPS over the number of shares of AMPS subject to Submitted Bids described in clauses (ii) and (iii) of this subparagraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold shares of AMPS subject to such Submitted Bid, but only in an amount equal to the number of shares of AMPS obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

            (v) each Potential Holder's Submitted Bid for shares of AMPS specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of AMPS obtained by multiplying the number of shares of AMPS in the excess of the Available AMPS over the number of shares of AMPS subject to Submitted Bids described in clauses (ii) through
(iv) of this subparagraph (a) by a fraction, the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate; and

      (b) If Sufficient Clearing Bids for shares of AMPS have not been made (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this
Section 5, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

            (i) Existing Holders' Submitted Bids for shares of AMPS specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of AMPS subject to such Submitted Bids;

            (ii) Potential Holders' Submitted Bids for shares of AMPS specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring the Potential Holder to purchase shares of AMPS that are the subject of such Submitted Bids; and

            (iii) Each Existing Holder's Submitted Bid for shares of AMPS specifying any rate that is higher than the Maximum Rate of such shares and the Submitted Sell Orders for shares of AMPS of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of AMPS subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of AMPS obtained by multiplying the number of shares of AMPS subject to Submitted Bids described in clause (ii) of this subparagraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.

      (c) If all of the Outstanding shares of AMPS are subject to Submitted Hold Orders, all Submitted Bids for such shares shall be rejected.

      (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of AMPS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of AMPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares of AMPS so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of AMPS.

      (e) If, as a result of the procedures described in clause (v) of paragraph
(a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of AMPS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in discretion, allocate shares of AMPS for purchase among Potential Holders so that only whole shares of AMPS are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing shares of AMPS on such Auction Date.

      (f) Based on the results of each Auction for shares of AMPS, the Auction Agent shall determine the aggregate number of shares of AMPS to be purchased and the aggregate number of shares of AMPS to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holders, to the extent that such aggregate number of shares of AMPS to be purchased and such aggregate number of shares of AMPS to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, shares of AMPS.

      6. INTENTIONALLY OMITTED

      7. Miscellaneous. (a) The Board of Directors may interpret the provisions of this Part II to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not adversely affect the rights of Beneficial Owners or Existing Holders of shares of AMPS.

      (b) Unless otherwise permitted by the Corporation, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of shares of AMPS only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions, (i) such Beneficial Holder or Existing Holder that is not a Broker-Dealer advises its Broker-Dealer of such transfer, who in turn advises the Auction Agent of such transfer and (ii) such Existing Holder that is a Broker-Dealer shall advise the Auction Agent of such transfer.

      (c) Except as otherwise required by law, Beneficial Owners shall not be entitled to receive any certificate representing shares of AMPS and their ownership of shares of AMPS shall be maintained in book entry form by the Securities Depository or its nominee for the accounts of their respective Agent Members, which in turn shall maintain records of beneficial ownership of such Beneficial Owners and Existing Holders. All of the Outstanding shares of AMPS shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Corporation's option and upon its receipt of such documents as it deems appropriate, any shares of AMPS may be registered in the stock books in the name of the

Existing Holder thereof and such Existing Holder thereupon shall be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

                                    Part III

      TERMS, COVENANTS AND CONDITIONS REGARDING STANDARD & POOR'S RATING. The following terms, covenants and conditions relate to the rating of the AMPS shares to be provided by Standard & Poor's ("S&P"):

      1. S&P Coverage Definitions. The following definitions shall be applicable to the determination of the S&P Eligible Asset Coverage. All capitalized terms not otherwise defined in this Amendment shall have the same meaning set forth for such term elsewhere in these Articles Supplementary.

      (a) "Administrator" shall mean PFPC, Inc., or its successor, or such other administrative services company that the Corporation may engage to provide administrative and corporate executive services from time to time.

      (b) "Adviser" shall mean collectively, the Corporation's investment adviser or advisers which may be engaged by the Corporation from time to time.

      (c) "Agency Mortgage Collateral" shall have the definition provided in the definition of S&P Seasoned Eligible Assets below.

      (d) "Authorized Officer" shall mean any officer of the Corporation who is authorized by the Board of Directors of the Corporation to bind or otherwise execute binding documents on behalf of the Corporation, including, but not limited to secretaries and assistant secretaries of the Corporation.

      (e) "Collateralized Mortgage Obligations" or "CMO" shall have the definition provided in definition of S&P Seasoned Eligible Assets below.

      (f) "Convertible Diversification Percentage" means the sum, expressed as a percentage, of

            (i) the product of (a) a fraction the numerator of which is the Market Value of evidences of indebtedness held by the Corporation and qualifying as S&P Seasoned Eligible Assets pursuant to clause (v) thereof prior to application of the proviso thereto ("Eligible Convertibles") that are rated AAA to AAA- by S&P and the denominator of which is the Market Value of the Eligible Convertibles multiplied times (b) .50;

            (ii) the product of (a) a fraction the numerator of which is the Market Value of Eligible Convertibles that are rated AA+ to A- by S&P and the denominator of which is the Market Value of the Eligible Convertibles multiplied times (b) .333; and

            (iii) the product of (a) a fraction the numerator of which is the Market Value of all other Eligible Convertibles and the denominator of which is the Market Value of the Eligible Convertibles multiplied times (b) .25.

      (g) "Deposit Security" means cash, short-term money market instruments that mature within 360 days, and U.S. Government Obligations. Except for determining whether the Corporation has the S&P Required Asset Coverage (defined below), each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

      (h) "Eligible Asset Coverage Amount" shall have the meaning set forth for such term in Part I of the Articles Supplementary; provided however that, for the purpose of determining the S&P Required Coverage Amount in this Part III:

            (i) the Eligible Asset Coverage Amount shall include the amount of any anticipated expenses of the Corporation for the 90 days subsequent to the respective Eligible Asset Evaluation Date; and

            (ii) the Projected Dividend Amount shall be calculated using a volatility factor of 2.40 in lieu of the 2.26 volatility factor contemplated in subsection 11(fff)(ii) of Part 1 of the Articles Supplementary.

      (i) "Eligible Asset Evaluation Date" for the purpose of providing the notices under this Part III, the term shall mean August 11, 2000 (the "First S&P Evaluation Date") and every succeeding Friday following the First S&P Evaluation Date, or, if such date is not a Business Day, the first Business Day preceding or following such Friday, as the Corporation shall determine), (iii) the Business Day preceding the day on which any notice is sent to Holders, and (iv) the Business Day preceding any day on which the Board of Directors approves the redemption of shares of the Corporation's Common Stock.

      (j) "Other Indebtedness Diversification Percentage" means the sum, expressed as a percentage, of

            (i) the product of (a) a fraction the numerator of which is the Market Value of evidences of indebtedness held by the Corporation and qualifying as S&P Seasoned Eligible Assets pursuant to clause (iv) thereof prior to the application of the proviso thereto ("Eligible Other Debt") that are rated AAA to AAA- by S&P and the denominator of which is the Market Value of Eligible Other Debt times (b) .50;

            (ii) the product of (a) a fraction the numerator of which is the Market Value of Eligible Other Debt rated AA+ to A- by S&P and the denominator of which is the Market Value of Eligible Other Debt times (b) .333;

            (iii) the product of (a) a fraction the numerator of which is the Market Value of Eligible Other Debt rated BBB+ to BBB- by S&P and the denominator of which is the Market Value of Eligible Other Debt times (b) .20;

            (iv) the product of (a) a fraction the numerator of which is the Market Value of Eligible Other Debt rated BB+ to BB- by S&P and the denominator of which is the Market Value of Eligible Other Debt times (b) .12; and

            (v) the product of (a) a fraction the numerator of which is the Market Value of Eligible Other Debt rated B+ to CCC by S&P and the denominator of which is the Market Value of Eligible Other Debt times (b) .08.

      (k) "S&P Accountant's Certificate" shall mean a letter or certificate signed by or on behalf of a nationally recognized independent public accounting firm.

      (l) "S&P Adjusted Value" shall mean the value of each S&P Eligible Asset computed as follows: (a) Cash and S&P Receivables (as defined below) shall be valued at 100% of the face value thereof; (b) all other S&P Eligible Assets shall be valued at the S&P Discounted Value thereof; and (c) each asset that is not an S&P Eligible Asset shall be valued at zero. All S&P Receivables, including those arising from non-S&P Eligible Assets, shall be included in the calculation of the Aggregate S&P Value (defined below).

      (m) "S&P Cure Date" shall mean the third (3rd) Business Day after each Business Day as of which the S&P Aggregate Value is less than the S&P Required Asset Coverage or the Corporation fails to have 1940 Asset Coverage.

      (n) "S&P Discount Factor" shall mean, with respect to any asset specified in the table below, the following applicable numbers:

Type of S&P Eligible Asset                                          Discount Factor for AA Rating

                                                        For S&P Seasoned Eligible     For S&P Unseasoned
                                                        Assets                         Eligible Assets
Common Stocks                                                    1.90                       2.23

Preferred stocks rated AAA to BBB
or issued by issuers having senior debt rated
at least BBB                                                     2.15                         --

Adjustable and Auction Rate Preferred Stocks                     3.50                         --

Convertible bonds rated AAA to AAA-                              1.52                         --

Convertible bonds rated AA+ to AA-                               1.57                         --

Convertible bonds rated A+ to A-                                 1.62                         --

Convertible bonds rated BBB+ to BBB-,                            1.67                         --

Convertible bonds rated BB+ to BB-                               1.72                         --

Convertible bonds rated B+ to B                                  1.77                         --

Convertible bonds rated B-                                       1.82                         --

Convertible bonds rated CCC+                                     1.87                         --

Convertible bonds rated CCC                                      1.92                         --

U.S. Short-Term Money Market Investments
with maturities of 180 days or less                              1.042                        --

U.S. Short-Term Money Market Investments
with maturities of between 181 and 360 days                      1.132                        --

U.S. Government Obligations
(52 week Treasury Bills)                                         1.061                        --

U.S. Government Obligations
(Two-Year Treasury Notes)                                        1.097                        --

U.S. Government Obligations
(Three-Year Treasury Notes)                                      1.124                        --

U.S. Government Obligations
 (Five-Year Treasury Notes)                                      1.157                        --

U.S. Government Obligations
(Ten-Year Treasury Notes)                                        1.224                        --

U.S. Government Obligations
(Thirty-Year Treasury Bonds)                                     1.227                        --

Collateralized Mortgage Obligations
(average life less than 5 years)                                 1.33

Collateralized Mortgage Obligations
(average life between 5 and 10 years)                            1.40

Agency Mortgage Collateral (Fixed 15-Year)                       1.296

Agency Mortgage Collateral (Fixed 30-Year)                       1.320

Agency Mortgage Collateral (ARM 1/1)                             1.223

Agency Mortgage Collateral (ARM 3/1)                             1.227

Agency Mortgage Collateral (ARM 5/1)                             1.232

Agency Mortgage Collateral (ARM 10/1)                            1.234

Mortgage Pass-Through Fixed (15 Year)                            1.313

Mortgage Pass-Through Fixed (30 Year)                            1.338

Other indebtedness rated AAA to AAA-                             1.42                         --

Other indebtedness rated AA+ to AA-                              1.47                         --

Other indebtedness rated A+ to A-                                1.52                         --

Other indebtedness rated BBB+ to BBB-                            1.57                         --

Other indebtedness rated BB+ to BB-                              1.64                         --

Other indebtedness rated B+ to B                                 1.71                         --

Other indebtedness rated B-                                      1.78                         --

Other indebtedness rated CCC+                                    1.85                         --

Other indebtedness rated CCC                                     1.92                         --

      (o) "S&P Discounted Value" means, with respect to an S&P Eligible Asset, the quotient of (A) in the case of non-convertible fixed income instrument, the lower of the principal amount (accreted principal to the extent such instrument accretes interest) or liquidation preference and the Market Value thereof or (B) in the case of any other S&P Eligible Assets, the Market Value thereof, divided by the applicable S&P Discount Factor.

      (p) "S&P Eligible Assets" shall mean the sum of S&P Seasoned Eligible Assets and S&P Unseasoned Eligible Assets.

      (q) "S&P Receivables" shall mean, for purposes of calculating the S&P Adjusted Value and the Aggregate S&P Value on any Eligible Asset Evaluation Date, the aggregate of (1) the sum of the book value of receivables due the Corporation for any assets (whether or not an S&P Eligible Asset) sold as of or prior to an Eligible Asset Evaluation Date if such receivables are due within five (5) Business Days of such Eligible Asset Evaluation Date and (2) the sum of all dividends and interest receivable with respect to any S&P Eligible Asset so long as such dividends and interest are due within five (5) business days of such Eligible Asset Evaluation Date, and so long as, with respect to the Corporation, such amounts are not subject to any Federal or state withholding or other similar taxes.

      (r) "S&P Seasoned Eligible Assets" shall mean any of the following held by the Corporation:

            (i) Deposit Securities;

            (ii) U.S. Government Obligations;

            (iii) INTENTIONALLY OMITTED;

            (iv) Corporate Indebtedness. Evidences of indebtedness other than Deposit Securities and U.S. Government Obligations that are not convertible into or exchangeable or exercisable for stock of a corporation (except to the extent of ten percent (10%) in the case of a share exchange or tender offer) (defined above as "Eligible Other Debt") and that satisfy all of the following conditions:

            (A) such evidence of indebtedness is rated at least CCC by S&P, although the aggregate of such CCC indebtedness may not exceed twenty percent (20%) of the Fair Market Value of the aggregate Eligible Other Debt held by the Corporation;

            (B) if such evidence of indebtedness is rated BB+ to CCC by S&P, the original issue size thereof is at least $100 million as to 80% of such evidences of indebtedness and at least $50 million to 20% of such evidences of indebtedness;

            (C) the remaining term to maturity of such Eligible Other Debt shall not exceed thirty (30) years;

            (D) and such Eligible Other Debt must provide for periodic interest payments in cash over the life of the security;

            (E) the issuer of such evidences of indebtedness files periodic financial statements with the U.S. Securities and Exchange Commission;

provided, however, that the Corporation's holdings of such evidences of indebtedness of any single issuer that satisfies the conditions set forth in clauses (A) through (E) above shall be included in S&P Eligible Assets only to the extent that if such evidence of indebtedness is rated AAA to A-, BBB+ to BBB-, BB+ to BB-, or B+ to CCC by S&P, the aggregate Market Value (as defined in the Articles Supplementary) of such evidences of indebtedness of such issuer held by the Corporation do not exceed 10%, 5%, 4% or 3%, respectively, of the Market Value of the Corporation's S&P Eligible Assets and the aggregate Market Value of the Corporation's holdings of all other similarly eligible evidence of indebtedness of issues in the same industry classification, does not exceed the applicable Other Indebtedness Diversification Percentage of the aggregate Market Value of the Corporation's S&P Eligible Assets;

      (v) Convertible Corporate Indebtedness. Evidences of indebtedness other than Deposit Securities and U.S. Government Obligations that are convertible into or exchangeable or exercisable for stock of a corporation and that satisfy all of the following conditions:

            (A) such evidence of indebtedness is rated at least CCC by S&P; and

            (B) if such evidence of indebtedness is rated BBB- to CCC by S&P, the market capitalization of the issuer of such evidence of indebtedness is at least $100 million;

provided, however, that the Corporation's holdings of such evidences of indebtedness of any single issuer that satisfies the conditions set forth in clauses (i) and (ii) above shall be included in S&P Eligible Assets only to the extent that if such evidence of indebtedness is rated AAA to A-, BBB+ to BBB-, BB+ to BB-, or B+ to CCC by S&P, the aggregate Market Value of such evidences of indebtedness of such issuer held by the Corporation do not exceed 10%, 5%, 4% or 3%, respectively, of the Market Value of the Corporation's S&P Eligible Assets and the aggregate Market Value of such S&P Eligible Assets, when added to the aggregate Market Value of the Corporation's holdings of all other similarly eligible evidences of indebtedness of issuers in the same industry classification, does not exceed the applicable Convertible Diversification Percentage of the aggregate Market Value of the Corporation's S&P Eligible Assets;

      (vi) Collateralized Mortgage Obligations. Publicly issued instruments maintaining a AAA rating by S&P, are current interest-bearing, fixed or floating rate, and are backed by pools of GNMAs, FNMAs, FHLMCs, or whole loans ("Collateralized Mortgage Obligation" or "CMO"). CMOs must satisfy the following conditions:

            (A) The trustee thereunder ("CMO Trustee") must have a first, perfected security interest in the underlying collateral;

            (B) The underlying collateral must be free and clear of third-party claims;

            (C) The underlying collateral must be registered in the name of the trustee; and

            (D) No more than 25% of the total market value of the collateral backing a transaction can be from one private sector issuer. The foregoing reference to "private sector issuer" refers to private issuers of CMOs and receivables backed securities;

      (vii) Agency Mortgage Collateral. Certificates guaranteed by U.S. Government Agencies (as defined below) (e.g., FNMA, GNMA and FHLMC) for timely payment of interest and full and ultimate payment of principal. Agency Mortgage Collateral also evidence undivided interests in pools of level-payment, fixed, variable, or adjustable rate, fully amortizing loans that are secured by first liens on one- to four-family residences residential properties (or in the case of Plan B FHLMC certificates, five or more units primarily designed for residential use) ("Agency Mortgage Collateral"). Agency Mortgage Collateral the following conditions apply:

            (A) For GNMA certificates backed by pools of graduated payment mortgages, levels are 20 points above established levels;

            (B) Qualifying "large pool" FNMA mortgage-backed securities and FHLMC participation certificates are acceptable as eligible collateral. The eligible fixed-rate programs include FNMA MegaPools, FNMA Majors, FHLMC Multilender Swaps, and FHLMC Giant certificates. Eligible adjustable rate mortgage ("ARMs") programs include nonconvertible FNMA ARM MegaPools and FHLMC weighted average coupon ARM certificates. Eligible FHLMC Giant programs exclued interest-only and principal only stripped securities;

            (C) FNMA certificates backed by multifamily ARMs pegged to the 11th District Cost of Funds Index are acceptable as eligible collateral at 5 points above established levels; and

            (D) Multiclass REMICs issued by FNMA and FHLMC are acceptable as eligible collateral at the collateral levels established for CMOs.

      (viii) Mortgage Pass-Through Certificates. Publically issued instruments maintaining at least a AA- ratings by S&P. Certificates evidence proportional, undivided interests in pools of whole residential mortgage loans. Pass-through certificates backed by pools of convertible ARMs are acceptable as eligible collateral at 5 points above the levels established for pass-through certificates backed by fixed or non-convertible ARM pools.

      (ix) Preferred Stocks. Preferred stocks that satisfy all of the following conditions:

            (A) such preferred stock is rated by S&P at least BBB or the senior debt of the issuer of such preferred stock is rated by S&P at least BBB;

            (B) the market capitalization of the issuer of such preferred stock is at least $500 million;

            (C) the issuer or the parent of the issuer of such preferred stock is traded on the NYSE, AMEX or NASDAQ exchanges (or any equivalent or successors thereto);

            (D) dividends on such preferred stock are cumulative;

            (E) the original issue size of such preferred stock is at least $50 million, or the issuer of the subject preferred stock has issued other preferred stocks of the same or similar tenor as the subject preferred stock and when aggregated equals or exceeds $50 million;

            (F) except for the utilities industry, the Corporation's exposure in both common and preferred stocks for any one industry is limited to 25%;

            (G) with respect to auction or floating rate preferred stock, such preferred stock may not have been subject to a failed auction;

            (H) with respect to adjustable rate preferred stock ("ARPs"), the aggregate Market Value of the Corporation's ARPS may not exceed 10% of the Corporation's S&P Eligible Assets;

            (I) if an investment is made in both the common and preferred stock of one issuer, then total exposure in such common and preferred stock the issuer of which has a BBB senior rating is limited to 5% of the Market Value of the Corporation's S&P Eligible Assets, and the total exposure in such common and preferred stock the issuer of which has an A or higher senior rating is limited to 10% of the Market Value of the Corporation's S&P Eligible Assets.

            (J) not more than 25% of the Market Value of the common and preferred stock securities may be from an issuers with a BBB- senior rating;

            (K) the Corporation may hold positions in an issuer's preferred stock of between US$100,000 and US$10 million, except for floating rate preferred stock, where an auction may restrict the holder to a smaller position;

            (L) such preferred stock must be non-convertible with no attached warrants;

            (M) such preferred stock must pay U.S. Dollar denominated cash dividends and must have paid such dividends consistently during the immediately preceding three (3) year period; provided, however, that preferred stocks which are new issues and do not have such dividend paying history shall not be excluded by virtue of this subparagraph if such new issue carries an S&P senior or preferred stock rating of at least "A"; and

            (N) with respect to preferred stocks that are not rated by S&P, such stocks may be considered S&P Eligible Assets (1) only if they are rated by another nationally recognized rating agency (e.g., Moody's or Fitch) and
      (2) only as long as the aggregate Market Value of such holdings does not exceed 25% of the Corporation's aggregate preferred stock collateral (prior to application of the S&P Discount Factors), provided that such non-S&P-rated preferred stocks shall be subject to a full letter downgrade with respect to determining the application of items (A) through (M) above.

      (x) Common Stocks. Common stocks that satisfy all of the following conditions:

            (A) such common stock (including the common stock of any predecessor or constituent issuer) has been traded on a recognized national securities exchange or quoted on the National Market System (or any equivalent or successor thereto) of Nasdaq for at least 450 days, but excluding "144a" or "pink sheet" stock not carried in daily newspaper over-the-counter listings,

            (B) the Market Capitalization of such issuer of common stock exceeds $100 million,

            (C) the issuer of such common stock is not an entity that elects to be taxed under Section 856 of the Internal Revenue Code or that is treated as a partnership for federal income taxes,

            (D) if such issuer is organized under the laws of any jurisdiction other than the United States, any state thereof, any possession or territory thereof or the District of Columbia, the common stock of such issuer held by the Corporation is traded on a recognized national securities exchange or quoted on the National Market System of Nasdaq either directly or in the form of depository receipts, and

            (E) if such issuer is registered as an investment company under the 1940 Act, such issuer does not invest more than 25% of the value of its gross assets in securities that are not S&P Eligible Assets by reason of clause (D) above;

provided, however, that the Corporation's holdings of the common stock of any single issuer that satisfies the conditions set forth in clauses (A) through (E) above shall be included in S&P Seasoned Eligible Assets only to the extent that
(1) such holdings do not exceed a number of shares representing the average weekly trading volume of such common stock during the preceding 30 day period, and (2) to the extent remaining eligible after the operation of the foregoing item (1), the aggregate Market Value of such holdings, when added to the aggregate Market Value of the Corporation's holdings of all other similarly eligible shares of common stock of issuers in the same industry classification (other than Utilities), as to which this item (2) shall not apply), does not exceed 25% of the aggregate Market Value of the Corporation's S&P Eligible Assets.

Notwithstanding the foregoing, an asset will not be considered an S&P Seasoned Eligible Asset if it (A) is held in a margin account, (B) is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind or (C) has been deposited irrevocably for the payment of dividends, redemption payments or any other payment or obligation hereunder.

      (s) "S&P Unseasoned Eligible Assets" shall mean any common stock that would be an S&P Seasoned Eligible Asset but for the fact that the 450 trading day requirement of clause (A) of the definition thereof is not satisfied.

      (t) "U.S. Government Agencies" means Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal National Mortgage Association (FNMA) and the Farm Credit System.

      (u) "U.S. Government Obligations" means direct non-callable obligations of the United States (e.g., Treasury Notes, Treasury Bills, and Treasury Bonds), provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States Treasury Bills and U.S. Treasury Securities Strips, provide for the periodic payment of interest and the full payment of principal at maturity. The following conditions also apply to U.S. Government Obligations:

      (i) If a Treasury interest-only strip is to be considered and eligible asset, it must apply the over-collateralization level for the Treasury category following the maturity of the Treasury strip.

      (ii) The trustee thereunder ("USGO Trustee") must have a first, perfected security interest in the underlying collateral;

      (iii) The underlying collateral must be free and clear of third-party claims;

      (iv) The underlying collateral must be registered in the name of the USGO Trustee;

      (v) Treasury Bills with maturities of less than 52 weeks are discounted at the appropriate short-term money market instrument levels;

      (vi) Treasury Bills that mature next day are considered cash equivalent and are valued at 100%; and

      (vii) Over-collateralization levels do not apply to zero-coupon
Treasuries.

      2. S&P Coverage Tests.

      (a) Determination of Compliance. For so long as any shares of AMPS are rated by S&P, the Corporation shall make the following determinations:

            (i) 1940 Act Asset Coverage. The Corporation shall maintain 1940 Act Asset Coverage as of each Eligible Asset Evaluation Date (as defined in the Articles Supplementary) during which any share of AMPS is outstanding.

            (ii) S&P Eligible Asset Coverage. For so long as any shares of AMPS are outstanding, the Corporation shall maintain, on each Eligible Asset Evaluation Date, S&P Eligible Assets having an aggregate S&P Adjusted Value (the "Aggregate S&P Value") at least equal to the Eligible Asset Coverage Amount (as defined in the Articles Supplementary) (the foregoing comparison being the "S&P Required Asset Coverage") . Upon any failure to meet or exceed the S&P Required Asset Coverage, the Corporation shall use all commercially reasonable efforts to re-attain an S&P Required Asset Coverage on or prior to the S&P Coverage Amount Cure Date, by altering the composition of its portfolio or otherwise.

            (iii) Certificate Regarding Aggregate S&P Value. So long as S&P is rating the AMPS shares at the request of the Corporation and except to the extent waived by S&P, as of each Eligible Asset Evaluation Date, the Corporation shall cause the Administrator to determine the Aggregate S&P Value on that day and whether such Aggregate S&P Value on such date equals or exceeds the Eligible Asset Coverage Amount on such date. The calculations of the Aggregate S&P Value and Eligible Asset Coverage Amount, whether the Aggregate S&P Value equals or exceeds the Eligible Asset Coverage Amount, shall be set forth in a certificate (a "Certificate of Aggregate S&P Value"), dated as of each such Eligible Asset Evaluation Date and signed by an Authorized Officer. The Corporation shall cause the Administrator to deliver (by facsimile or otherwise) a Certificate of Aggregate S&P Value to the Corporation no later than 11:00 a.m. New York time on the third


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

Business Day immediately following each Eligible Asset Evaluation Date to which such certificate relates (the "S&P Certificate Due Date").

            (iv) S&P Accountant's Certificate. On each Confirmation Date (as defined in the Articles Supplementary) following the end of each of the Corporation's fiscal quarters, the Corporation shall cause the Administrator to deliver to the Corporation an accountant's certificate (in substantially such form as may be agreed upon by the Corporation and the Administrator with the consent of S&P) relating to the last Eligible Asset Evaluation Date of such fiscal quarter and such other one Eligible Asset Evaluation Date per quarter as randomly selected by the Corporation's independent accounting firm (the "S&P Accountant's Certificate") certifying:

            (A) as to the mathematical accuracy of the calculations reflected in the related Certificate of Aggregate S&P Value, including the calculation of the S&P Adjusted Value of the S&P Eligible Assets referred to therein and confirming that the S&P Eligible Assets referred to therein conform to the definition of S&P Eligible Assets herein,

            (B) that the methodology used by the Administrator in determining whether the Aggregate S&P Value equals or exceeds the Eligible Asset Coverage Amount is in accordance with the applicable requirements of these Articles, and

            (C) that the written or published price quotations used in such determination conform to such written or published quotations and that the S&P Eligible Assets listed in such certificate constitute S&P Eligible Assets as defined herein.

If the S&P Accountant's Certificate is not delivered to the Corporation when required, the S&P Required Asset Coverage will be deemed not to have been met as of the applicable date. If such Accountant's Certificate shall differ from the Administrator's calculations, then the Accountant's Certificate shall control unless any such difference results from an error in calculation by the preparers of the Accountant's Certificate.

      (b) Notice of S&P Required Asset Coverage. The Corporation shall cause to be delivered to S&P, promptly after receipt thereof by the Corporation, but in no event later than the close of business on the second Business Day next succeeding the following dates, the Certificate of Aggregate S&P Value with respect to each of the following dates:

            (i) each date as of which the S&P Required Asset Coverage is less than the Eligible Asset Coverage Amount,

            (ii) each S&P Cure Date,

            (iii) each S&P Certificate Due Date (e.g., weekly) as of which the S&P Required Asset Coverage is less than or equal to 125% of the Eligible Asset Coverage Amount,

            (iv) the first and every other S&P Certificate Due Date (e.g., bi-weekly) during the one-year period immediately following the First S&P Evaluation Date and, after such one-year period,


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

on the first S&P Certificate Due Date (e.g., the first Friday) occurring in each of the Corporation's fiscal quarters,

            (v) each date of common stock repurchase; and

            (vi) whenever otherwise requested by S&P.

      (c) Delivery of S&P Accountant's Certificate to S&P. The Corporation shall cause to be delivered to S&P as soon as practicable after receipt thereof (but in no event later than 5 Business Days after the Corporation's receipt thereof) the S&P Accountant's Certificate with respect to each of the following dates:

            (i) each S&P Cure Date; and

            (ii) each Confirmation Date immediately following the end of each of the Corporation's fiscal quarters as well as a verification of the S&P Required Asset Coverage for a single, randomly selected date (as selected by Accountant) during each such fiscal quarter.

      (d) Failure to Meet 1940 Act Asset Coverage. If the Corporation fails to meet or exceed the 1940 Act Asset Coverage, the Corporation shall give the notices and be subject to the covenants set forth in Part 1, Section 3(a)(iii)(A) of the Articles Supplementary.

      (e) Failure to Maintain the S&P Required Asset Coverage. If the Corporation fails to meet or exceed the S&P Required Asset Coverage and such failure is not cured by the related S&P Cure Date, the Corporation shall, by the close of business no later than the third Business Day following such S&P Cure
Date:

            (i) notify the AMPS Paying Agent of its intention to redeem on the earliest practicable date following such S&P Cure Date the number of shares of AMPS determined as provided below and

            (ii) give a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than 3 days nor more than 33 days after the date of such notice) with respect to the redemption of shares of AMPS on such mandatory redemption date.

The Corporation shall redeem, out of funds legally available therefor, the number of shares of AMPS equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such S&P Cure Date, would have resulted in the S&P Required Asset Coverage having been met on such S&P Cure Date or, if the S&P Required Asset Coverage cannot be restored, all of the shares of AMPS, at a redemption price equal to $100,000 per share (without payment of any premium) plus an amount equal to all dividends (whether or not earned or declared) accumulated thereon up to but not including such mandatory redemption date and unpaid (an "S&P Redemption"). In the event of an S&P Redemption pursuant to this subparagraph
(e), such redemption shall not be effected on either of the two Business Days immediately preceding an Auction Date. Upon the occurrence of the conditions necessary to give rise to an S&P Redemption, if there has been a termination of any


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

Adviser which results in a vacancy with respect to an officer of the Corporation who may be authorized to effect an S&P Redemption under this subparagraph, the Administrator shall be and is hereby authorized and directed to effect such S&P Redemption until such time as the Corporation has replaced the vacancy and such officer is sufficiently capable of causing such S&P Redemption to be efficiently conducted.

      (f) Status of Shares Called for Redemption. For purposes of determining whether the requirements of paragraphs 2(a)(i) and 2(a)(ii) of this Part III are satisfied:

            (i) no share of the AMPS shall be deemed to be "outstanding" for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Securities to pay the full Redemption Price for such share shall have been deposited in trust with the AMPS Paying Agent and the requisite Notice of Redemption shall have been given, and

            (ii) such Deposit Securities deposited with the AMPS Paying Agent shall not be included in determining whether the requirements of paragraphs 2(a)(i) and 2(a)(ii) of this Part III are satisfied.

      3. Certain Other Restrictions.

      (a) Alteration of the Portfolio. For so long as the AMPS is rated by S&P, the Corporation will not, and will cause the Adviser not to:

            (i) knowingly and willfully purchase or sell any asset for the specific purpose of causing, and with the actual knowledge that the effect of such purchase or sale will be to cause, the Corporation to fail to meet the S&P Required Asset Coverage as of the date of such purchase or sale;

            (ii) in the event that, as of the immediately preceding Eligible Asset Evaluation Date, the Aggregate S&P Value exceeded the S&P Required Asset Coverage by 25% or less, alter the composition of the Corporation's assets in a manner reasonably expected to reduce the Aggregate S&P Value, unless the Corporation shall have confirmed that, after giving effect to such alteration, the Aggregate S&P Value exceeded the S&P Required Asset Coverage; or

            (iii) declare or pay any dividend or other distribution on any shares of the Common Stock or repurchase any shares of Common Stock, unless the Corporation shall have confirmed that, after giving effect to such declaration, other distribution or repurchase, the Corporation continued to satisfy the requirements of Subsection 2(a)(ii) of this Part III.

      (b) Notice Regarding Business Combinations. For so long as the AMPS is rated by S&P, the Corporation shall not consolidate with, merge the Corporation into, sell or otherwise transfer all or substantially all of the Corporation's assets to another entity or adopt a plan of liquidation of the Corporation, in each case without providing prior written notification to S&P.

      (c) Hedging Transactions. For so long as any shares of AMPS are rated by S&P, the Corporation will not purchase or sell futures contracts, write, purchase or sell options on futures


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

contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the ratings then assigned to the AMPS by S&P, except that the Corporation may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or United States Treasury Bonds or Notes ("Treasury Bonds") and write, purchase or sell all put and call options on such contracts (collectively, "S&P Hedging Transactions"), subject to the following limitations:

            (i) The Corporation will not engage in any S&P Hedging Transaction based on the Municipal Index other than transactions which terminate a futures contract or option held by the Corporation by taking an opposite position thereto ("Closing Transactions"), which would cause the Corporation at the time of such transaction to own or have sold the least of (a) more than 1000 outstanding futures contracts based on the Municipal Index, (b) outstanding futures contracts based on the Municipal Index exceeding in number 25 percent of the quotient of the Market Value of the Corporation's total assets divided by $1000, or (c) outstanding futures contracts based on the Municipal Index exceeding in number 10 percent of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of the effecting such transactions as reported by the Wall Street Journal;

            (ii) The Corporation will not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold the lesser of
(a) outstanding futures contracts based on Treasury Bonds exceeding in number 50 percent of the quotient of the Market Value of the Corporation's total assets divided by $100,000 ($200,000 in the case of the two-year United States Treasury
Note) or (b) outstanding futures contracts based on Treasury Bonds exceeding in number 10 percent of the average number of daily traded futures contracts based on Treasury Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

            (iii) The Corporation will not engage in Closing Transactions to close out any outstanding futures contract which the Corporation owns or has sold or any outstanding option thereon owned by the Corporation in the event (a) the Corporation does not have S&P Eligible Assets with an aggregate S&P Discounted Value equal to or greater than the S&P Required Asset Coverage on two consecutive Eligible Asset Evaluation Dates and (b) the Corporation is required to pay additional margin due to fluctuation in contract price ("to") on the second such evaluation date;

            (iv) The Corporation will engage in a Closing Transaction to close out of any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option there on unless the Corporation holds the securities deliverable under such terms; and

            (v) When the Corporation writes a futures contract or option thereon, it will either maintained an amount of cash, cash equivalents or high-grade (rated "A" or better by S&P) fixed income securities in a segregated account with the Corporation's custodian, so that the amount so segregated plus the amount of margin paid on such contract ("Initial Margin") and any Variation Margin held in the amount of or on behalf of the Corporation's broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the


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

Corporation writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such an underlying security in its portfolio.

For purposes of determining whether the Corporation has S&P Eligible Assets with an S&P Discounted Value that equals or exceeds S&P Required Asset Coverage, the S&P Discounted Value of cash or securities held for the payment of Initial Margin or Variation Margin shall be zero and the aggregate S&P Discounted Value of the S&P Eligible Assets shall be reduced by an amount equal to (a) 30 percent of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Corporation plus (b) 25 percent of the aggregate settlement value, as marked market, of any outstanding futures contract based on Treasury Bonds which contracts are owned by the Corporation.

      (d) Restrictions on Borrowing, Guarantees and Other Rating Agency Restrictions. The Corporation shall not, for so long as AMPS shares are rated by S&P, unless it has received written confirmation from S&P that such action would not impair the ratings then assigned to AMPS shares by S&P:

            (i) Borrow money; provided, however, that

            (A) the Corporation may, without obtaining the written confirmation described above, borrow money for the purpose of clearing securities transactions if (1) the S&P Required Asset Coverage would continue to be satisfied after giving effect to such borrowing, and (2) such borrowing is privately arranged with a bank or other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed or (3) is for "temporary purposes," is evidenced by a promissory note or other evidence of indebtedness and is of an amount not exceeding the lesser of 5% of the value of the total assets of the Corporation at the time of the borrowing or $10 million. As used in this subparagraph, the term "temporary purpose" shall mean that the borrowing is to be repaid within sixty (60) days and is not to be extend or renewed; and

            (B) the Corporation may, with written notice to and authorization from S&P, borrow for the specific purpose of redeeming the AMPS shares;

            (ii) Engage in short sales of securities;

            (iii) Lend any securities;

            (iv) Issue any class or series of stock ranking prior to or on a parity with the AMPS shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation;

            (v) Reissue any AMPS shares previously purchased or redeemed by the Corporation;

            (vi) Merge or consolidate into or with any other corporation or entity;


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

            (vii) Change the pricing methodology contemplated in the definition of Market Value in the Articles Supplementary, or with respect to common stocks, change the pricing services previously approved by S&P (e.g., Bloomberg and Reuters) without written approval from S&P; or

            (viii) Engage in reverse repurchase agreements.

      (e) Statement Regarding Insolvency and Bankruptcy. The Corporation has no intention to file a voluntary application or relief under Federal bankruptcy law or any similar application under state law so long as the Corporation is solvent and does not foresee becoming insolvent The S&P Rating with respect to the AMPS is not a recommendation to purchase, hold or sell the AMPS shares, inasmuch as the rating does not comment as to market price or suitability for a particular investor, nor do the S&P guidelines described herein address the likelihood that a holder of AMPS shares will be able to sell such shares in an Auction.

      (f) Additional Covenants of the Corporation.

            (i) Insolvency. So long as any shares of AMPS are outstanding, the Corporation shall not file a voluntary application for relief under Federal bankruptcy law or any similar application under state law, without the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of AMPS outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class.

            (ii) Required Notifications. The Corporation shall promptly notify S&P of any termination or resignation of the Adviser, or its successor, or of any sub-adviser of the Corporation, or their successors.

      4. Conflicts With Other Provisions. The terms and conditions of this Part III are intended to (i) be complementary to, and not in conflict with, the terms and conditions of Part I of these Articles (e.g., with respect to Moody's coverage) and (ii) impose on the Corporation an obligation to satisfy an "additional" rather than "substituted" eligible asset analysis and calculation. The terms and conditions of this Part III shall be construed broadly and in such a way as to give the foregoing intentions their full effect. In light of the foregoing, to the extent that any term or condition of this Part III shall conflict with a term of Part I of these Articles, the more restrictive provision (as to the obligations of the Corporation) shall prevail.


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

      IN WITNESS WHEREOF, BOULDER TOTAL RETURN FUND, INC. has caused these present to be signed in its name and on its behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, and the said officers of the Corporation acknowledge said instrument to be the corporate act of the Corporation, and state under penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to authorization and approval are true in all material respects, all on August 11, 2000.

            BOULDER TOTAL RETURN FUND, INC.


            By:
               Stephen C. Miller
               President

ATTEST:

Assistant Secretary


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